PURCHASE AGREEMENT

                          DATED AS OF JANUARY 15, 1998

                                      AMONG

                           SA TELECOMMUNICATIONS, INC.

                        AND CERTAIN OF ITS SUBSIDIARIES,

                                     SELLERS

                              EQUALNET CORPORATION

                                      BUYER

                                       AND

                             EQUALNET HOLDING CORP.

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                                TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
Section 1.  DEFINITIONS.............................................-2-

Section 2.  RULES OF CONSTRUCTION, ETC.............................-10-

Section 3.  SALE AND PURCHASE......................................-10-
            (a) ASSETS.............................................-10-
            (b) EXCLUDED ASSETS....................................-13-
            (c) ASSUMPTION OF LIABILITIES..........................-15-
            (d) CONSIDERATION......................................-16-
            (e) TRANSFERABILITY OF PREFERRED SHARES................-17-
            (f) PAYMENT OF CURE AMOUNTS; ASSURANCE OF FUTURE
                  PERFORMANCE......................................-18-
            (g) ALLOCATION OF CONSIDERATION AMONG ASSETS...........-18-
            (h) ALLOCATION OF CONSIDERATION AMONG SELLERS..........-18-
            (i) TRANSFER AND SALES TAXES...........................-19-
            (j) DISCLAIMER OF WARRANTIES...........................-19-
            (k) PRORATIONS; EXPENSES...............................-19-
            (l) ASSIGNMENT TO BUYER'S DESIGNEES....................-20-

Section 4.  THE CLOSING; ESCROW OF SHARES..........................-20-

Section 5.  POST-CLOSING ADJUSTMENTS...............................-22-
            (a) VERIFICATION OF REVENUE AMOUNT.....................-22-
            (b) ADJUSTMENT FOR POST-CLOSING MONTHLY MINUTES........-25-

Section 6.  BANKRUPTCY COURT FILINGS...............................-29-
            (a) APPROVAL OF BREAK-UP FEE, EXPENSE REIMBURSEMENT AND
                  UPSET PRICE......................................-29-
            (b) SCHEDULING OF AUCTION SALE AND APPROVAL OF SALE
                  PROCEDURE........................................-29-
            (c) MOTION TO APPROVE SALE.............................-29-
            (d) REVIEW BY BUYER....................................-31-

Section 7.  REPRESENTATIONS AND WARRANTIES OF SELLERS..............-31-
            (a) ORGANIZATION AND GOOD STANDING.....................-31-
            (b) AUTHORITY..........................................-31-
            (c) EXECUTION AND DELIVERY.............................-31-

                                      (i)

            (d) NO CONFLICT........................................-32-
            (e) GOVERNMENTAL APPROVALS.............................-33-
            (f) LEGAL PROCEEDINGS..................................-33-
            (g) COMPLIANCE WITH LAW................................-33-
            (h) DESIGNATED CONTRACTS...............................-34-
            (i) TITLE TO ASSETS....................................-34-
            (j) INTELLECTUAL PROPERTY AND INTANGIBLES..............-34-
            (k) PERMITS, LICENSES AND TARIFFS......................-35-
            (l) EMPLOYEE BENEFIT PLANS; LABOR AGREEMENTS...........-35-
            (m) NO BROKERS.........................................-35-
            (n) INVESTOR REPRESENTATIONS...........................-36-
            (o) SUBSCRIBERS........................................-36-
            (p) EMPLOYEES..........................................-36-
            (q) SPC................................................-37-

Section 8.  REPRESENTATIONS AND WARRANTIES OF BUYER................-37-
            (a) ORGANIZATION AND GOOD STANDING.....................-37-
            (b) AUTHORITY; EXECUTION AND DELIVERY..................-37-
            (c) NO CONFLICTS, ETC..................................-38-
            (d) GOVERNMENTAL APPROVALS.............................-39-
            (e) PREFERRED SHARES...................................-39-
            (f) LEGAL PROCEEDINGS..................................-40-
            (g) FINANCING..........................................-40-
            (h) FINANCIAL STATEMENTS AND REPORTS...................-40-
            (i) NO BROKERS.........................................-41-

Section 9.  CERTAIN COVENANTS AND AGREEMENTS.......................-41-
            (a) ACCESS TO FACILITIES OF SELLERS....................-41-
            (b) ACCESS TO INFORMATION AND REPORTS OF EQUALNET
                  PARTIES..........................................-41-
            (c) CONFIDENTIALITY....................................-42-
            (d) CONDUCT OF SELLERS' BUSINESS.......................-43-
            (e) MUTUAL COOPERATION.................................-44-
            (f) CONSENTS AND PERMITS...............................-44-
            (g) INFORMATION........................................-45-
            (h) NON-SOLICITATION...................................-45-
            (i) EVIDENCE OF BUYER'S ABILITY TO CLOSE...............-45-
            (j) ESTABLISHMENT OF SPC...............................-46-
            (k) LIENS IN FAVOR OF GREYROCK.........................-46-

Section 10.  CONDITIONS TO EACH PARTY'S OBLIGATIONS................-47-
            (a) BANKRUPTCY COURT APPROVAL..........................-47-

                                      (ii)

            (b) NO ADVERSE PROCEEDINGS.............................-49-
            (c) NO CHANGE IN LAW...................................-49-
            (d) GOVERNMENTAL APPROVALS AND CONSENTS................-50-
            (e) ESCROW AGREEMENT...................................-50-

Section 11.  CONDITIONS TO OBLIGATIONS OF BUYER....................-50-
            (a) BANKRUPTCY COURT ORDERS; EVIDENCE OF SERVICE.......-50-
            (b) REPRESENTATIONS AND WARRANTIES OF SELLERS..........-50-
            (c) CORPORATE ACTION...................................-51-
            (d) SELLERS' PERFORMANCE...............................-51-
            (e) INSTRUMENTS OF CONVEYANCE AND TRANSFER.............-51-
            (f) MATERIAL CONSENTS..................................-51-
            (g) ESCROW AGREEMENT...................................-51-
            (h) SELLERS' REVENUE AMOUNT CERTIFICATE................-51-
            (i) PRE-CLOSING MONTHLY MINUTES CERTIFICATE............-51-
            (j) ADDITIONAL MATTERS.................................-51-
            (k) ...................................................-52-
            (l) SPC................................................-52-
            (m) NO MATERIAL ADVERSE CHANGE.........................-52-
Section 12.  CONDITIONS TO OBLIGATIONS OF SELLERS..................-52-
            (a) REPRESENTATIONS AND WARRANTIES TRUE AT
                  THE CLOSING DATE.................................-52-
            (b) CORPORATE ACTION...................................-53-
            (c) EQUALNET PARTIES' PERFORMANCE......................-53-
            (d) MATERIAL CONSENTS..................................-53-
            (e) ESCROW AGREEMENT...................................-53-
            (f) PREFERRED STOCK PROVISIONS.........................-53-
            (g) CONSIDERATION......................................-53-
            (h) DISCHARGE OF WILLIS GROUP DIP FINANCING............-53-
            (i) ADDITIONAL MATTERS.................................-54-
            (j) NO MATERIAL ADVERSE CHANGE.........................-54-

Section 13.  TERMINATION...........................................-54-
            (a) TERMINATION........................................-54-
            (b) EFFECT OF TERMINATION..............................-56-
            (c) REMEDIES CUMULATIVE................................-56-
            (d) SPECIFIC PERFORMANCE...............................-56-

Section 14.  BREAK-UP PROVISIONS AND BIDDING PROCEDURE.............-57-
            (a) UPSET PRICE........................................-57-
            (b) PAYMENT OF BREAK-UP FEE AND REIMBURSEMENT
                  OF EXPENSES .....................................-57-

                                     (iii)

Section 15.  ADDITIONAL POST-CLOSING COVENANTS.....................-58-
            (a) FURTHER ASSURANCES.................................-58-
            (b) BENEFITS UNDER UNASSIGNABLE CONTRACTS..............-59-
            (c) USE OF SELLERS' PREMISES...........................-59-
            (d) RECORDS............................................-60-
            (e) SELLERS' EMPLOYEES.................................-60-

Section 16.  INDEMNIFICATION AND RELATED MATTERS...................-61-
            (a) INDEMNIFICATION BY SELLERS.........................-61-
            (b) INDEMNIFICATION BY EQUALNET PARTIES................-62-
            (c) DETERMINATION OF DAMAGES AND RELATED MATTERS.......-62-
            (d) TERMINATION OF REPRESENTATIONS AND WARRANTIES......-63-
            (e) NOTICE OF INDEMNIFICATION..........................-63-
            (f) INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS...-64-
            (h) EXCLUSIVE REMEDY...................................-65-

Section 17.  GOVERNING LAW; SUBMISSION TO JURISDICTION.............-66-

Section 18.  MISCELLANEOUS.........................................-67-
            (a) NOTICES............................................-67-
            (b) ENTIRE AGREEMENT; AMENDMENTS.......................-68-
            (c) PRESS RELEASES.....................................-69-
            (d) SUCCESSORS AND ASSIGNS.............................-69-
            (e) NO THIRD PARTY BENEFICIARIES.......................-69-
            (f) WAIVERS............................................-70-
            (g) SEVERABILITY.......................................-70-
            (h) EXPENSES...........................................-70-
            (i) NO RECOURSE........................................-70-
            (j) GUARANTY BY EQUALNET...............................-71-
            (k) COUNTERPARTS.......................................-71-

                                      (iv)
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EXHIBITS

      Exhibit A - Summary of Terms of Preferred Stock
      Exhibit B - Form of Escrow Agreement

SCHEDULES

Schedule 3(a)(iii) - Description of Network Facilities
Schedule 3(a)(iv) - Designated Contracts
Schedule 3(a)(v) - Designated Permits
Schedule 3(a)(vi) - Intangibles
Schedule 3(a)(vii) - Intellectual Property
Schedule 3(b)(viii) - Certain Excluded Assets
Schedule 3(b)(ix) - Excluded Contracts and Leases
Schedule 3(b)(x) - Excluded Books and Records
Schedule 3(b)(xi) - Maximum Amount of Current Excluded
                       Receivable to be retained by Sellers
Schedule 3(g) - Allocation of Consideration Among Assets
Schedule 7(e) - Sellers' Governmental Approvals
Schedule 7(f) - Sellers' Legal Proceedings
Schedule 7(h) - Payment Defaults and Notices of Default
                  Under Designated Contracts
Schedule 7(i) - Certain Liens
Schedule 7(j) - Liens and Claims on Intellectual Property
Schedule 7(k) - Sellers' Permits, Licenses & Tariffs
Schedule 7(l) - Sellers' Employee Benefit Plans and Labor
                  Agreements
Schedule 8(d) - EqualNet Parties' Governmental Approvals
Schedule 8(f) - EqualNet Parties' Legal Proceedings
Schedule 10(d) - Governmental Approvals
Schedule 11(f) - EqualNet Parties' Third-Party Consents
Schedule 12(d) - Sellers' Third-Party Consents

                                      (v)

                               PURCHASE AGREEMENT

      PURCHASE AGREEMENT, dated as of January 15, 1998 among EQUALNET CORPORATION, a Delaware corporation ("BUYER"), EQUALNET HOLDING CORP., a Texas corporation ("EQUALNET"), and SA TELECOMMUNICATIONS, INC., a Delaware corporation ("SA TELECOM"), and its subsidiaries named on the signature page hereof (collectively, "SELLERS").

                                 R E C I T A L S

      A. Sellers are full service regional interexchange carriers providing long distance telecommunication services (the "SERVICES") in the west, southwest and south central United States, including domestic long distance services, wholesale long distance services, operator and wireless services, voice and data private lines, "800/888" services, internet access and telephone travel cards.

      B. Sellers provide the Services through a network of owned and leased switching and transmission facilities (the "NETWORK FACILITIES") consisting of equipment, switches, software and line capacity (the Services and the Network Facilities collectively, the "BUSINESS").

      C. On November 19, 1997 (the "Petition Date") Sellers filed petitions for relief under Chapter 11 of title 11 of the United States Code, as amended (the "BANKRUPTCY CODE"), in the United States Bankruptcy Court for the District of Delaware

(the "BANKRUPTCY Court"), Case Nos. 97-2395 through 97-2401 (PJW).

      D. Sellers have determined that it is in their best interests to sell to Buyer, and for Buyer to purchase from Sellers, pursuant to Section 363(b) of the Bankruptcy Code, specified assets and rights of Sellers described herein for the consideration and upon the terms and conditions hereinafter set forth, and Buyer is willing, in connection with its purchase of the Assets, to assume certain liabilities and obligations of Sellers, all on the terms and conditions set forth below.

      E. Buyer is a wholly owned subsidiary of EqualNet.

      ACCORDINGLY, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants and agreements contained herein, the parties hereto represent, warrant, covenant and agree as follows:

      Section I. As used herein the following terms shall have the respective meanings set forth for such terms in this Section 1 or elsewhere in this
Agreement:

            "ADJUSTED PRE-CLOSING MONTHLY MINUTES" shall mean (i) the Pre-Closing Monthly Minutes multiplied by (ii) the seasonality factor referred to in clause (ii) of the definition of the term Revenue Amount.

            "ASSETS" shall have the meaning specified in Section 3(a).

            "ASSUMED LIABILITIES" shall have the meaning specified in
Section 3(c).

            "BANKRUPTCY CASES" shall mean the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court (Case Nos. 97-2395 through 97-2401 (PJW)) and any cases under Chapter 7 of the Bankruptcy Code to which any such cases are converted.

            "BANKRUPTCY CODE" and "BANKRUPTCY COURT" shall have the meanings specified in Recital C hereto.

            "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure.

            "BILLABLE MINUTE" shall mean (i) prior to the Closing Date, all billable minutes generated by Sellers' Business and (ii) after the Closing Date, all billable minutes generated by the Subscribers, in each case as measured by call detail records supplied by switch tapes and carrier tapes.

            "BREAK-UP FEE" shall have the meaning specified in Section 14(b).

            "BUSINESS" shall have the meaning specified in the Recitals hereto.

            "BUYER" shall mean EqualNet Corporation, a Delaware corporation.

            "BUYER'S AUDITOR" and "BUYER'S AUDITOR CERTIFICATE" shall have the respective meanings specified in Section 5(a)(ii).

            "CLOSING" and "CLOSING DATE" shall have the meanings specified in
Section 4(a).

            "CLOSING DATE MARKET VALUE" shall mean, with respect to the Common Stock, the average of the last sale price of shares of the Common Stock on the five (5) business days ending on the third business day immediately preceding the Closing Date.

            "COMMON STOCK" shall mean the common stock, par value $.01 per share, of EqualNet.

            "CONFIDENTIALITY AGREEMENT" shall have the meaning specified in
Section 9(c).

            "CONSIDERATION" shall have the meaning specified in Section 3(d).

            "CONVERSION RATE" shall mean the number of shares of Common Stock that the holder of Preferred Shares shall receive upon conversion of one Preferred Share, as set forth below (subject to adjustment as set forth in the Preferred Stock Provisions for the effect of dilutive and concentrative events affecting the Common Stock). If the Closing Date Market Value of Common Stock is less than or equal to $2.07 per share, one Preferred Share shall be convertible into ten shares of the Common Stock. If the Closing Date Market Value of the Common Stock is greater than $2.07 per share, one Preferred Share shall be convertible into the number of shares of the Common Stock equal to the product of (i) ten and (ii) a fraction, the numerator of which is equal to $2.75 and the denominator of which is equal to 133% of the Closing Date Market Value.

            "CREDITORS' COMMITTEE" shall mean the Official Unsecured Creditors' Committee appointed in the Bankruptcy Cases.

            "CURE AMOUNTS" shall mean all monetary amounts which the Bankruptcy Court finds are required to cure monetary defaults under the Designated Contracts so as to permit Sellers to assume the Designated Contracts pursuant to
Section 365(b)(1) of the Bankruptcy Code and to assign them to Buyer under
Section 365(f) of the Bankruptcy Code.

            "DAMAGES" means, as to any party, all claims, actions, losses, damages, costs (including, without limitation, costs of investigation), expenses and liabilities (including reasonable attorneys' fees incident to the foregoing), incurred or suffered by such party.

            "DESIGNATED CONTRACTS" shall have the meaning specified in clause
(iii) of Section 3(a).

            "DESIGNATED PERMITS" shall have the meaning specified in clause (iv) of Section 3(a).

            "DESIGNEE" shall have the meaning specified in Section 3(e).

            "DIP FINANCING" shall mean the Greyrock Financing and the Willis Group DIP Financing.

            "DIP FINANCING DOCUMENTS" shall mean all agreements, instruments, stipulations and Bankruptcy Court orders pursuant to which the DIP Financing is extended, evidenced and authorized.

            "DISPUTE AUDITOR" and "DISPUTE AUDITOR'S CERTIFICATE" shall have the respective meanings specified in Section 5(a)(iii).

            "EMPLOYEE BENEFIT PLAN" shall mean any "employee pension benefit plan", "employee benefit plan" or "employee welfare plan" as defined in Sections 3(1) or 3(3) of ERISA including any multiemployer employee benefit plan.

            "EQUALNET" shall mean EqualNet Holding Corp., a Texas corporation.

            "EQUALNET PARTY" shall mean Buyer or EqualNet.

            "ERISA" shall mean the Employee Retirement Security Act of 1974, as amended, and all regulations issued thereunder.

            "ESCROW AGENT", "ESCROW AGREEMENT" and "ESCROWED SHARES" shall have the meanings specified in Section 4(d).

            "EXCLUDED ASSETS" shall have the meaning specified in Section 3(b).

            "EXCLUDED LIABILITIES" shall mean all liabilities and obligations of Sellers other than the Assumed Liabilities.

            "EXCLUDED RECEIVABLES" shall have the meaning specified in the DIP Financing Documents.

            "FCC" shall mean the Federal Communications Commission.

            "FINAL AUDITOR'S CERTIFICATE" shall mean (a) the Sellers'

Auditor Certificate if no Buyer's Notice of Disagreement is delivered, (b) the Buyer's Auditor Certificate if a Buyer's Notice of Disagreement is delivered but no Sellers' Notice of Disagreement is delivered, and (c) the Dispute Auditor's Certificate if both a Buyer's Notice of Disagreement and a Sellers' Notice of Disagreement is delivered.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "GOVERNMENTAL ENTITY" shall mean any domestic or foreign court, government, governmental agency, authority, entity or instrumentality.

            "GREYROCK" shall mean Greyrock Business Credit, a division of NationsCredit Commercial Corporation.

            "GREYROCK FINANCING" shall mean the pre-petition and post-petition financing provided by Greyrock to Sellers pursuant to that certain Loan and Security Agreement, dated December 26, 1996, between Greyrock and Sellers, as amended, restated or otherwise modified.

            "INDEMNITOR" and "INDEMNITEE" shall have the respective meanings specified in Section 16(e).

            "INTANGIBLES" shall have the meaning specified in clause (v) of
Section 3(a).

            "INTELLECTUAL PROPERTY" shall have the meaning specified in clause
(vi) Section 3(a).

            "LEGAL PROCEEDINGS" shall mean any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any Governmental Entity.

            "LEGAL REQUIREMENTS" shall have the meaning specified in
Section 7(g).

            "LETTER OF INTENT" shall mean the Letter of Intent dated December 24, 1997, as amended by the Amendment to Letter of Intent dated as of January 7, 1998, among Sellers, EqualNet, the Willis Group and Greyrock.

            "LIENS" shall mean liens, security interests, mortgages, pledges, charges, claims, conditional sales arrangements, adverse interests (whether legal or equitable) and other encumbrances of any kind.

            "NETWORK FACILITIES" shall have the meaning specified in Recital B.

            "PAYMENT ORDER" shall have the meaning specified in Section 6(a).

            "PERMITTED LIENS" shall mean the Liens securing the DIP Financing and any Liens to which any real estate owned by the Borrower is subject.

            "PERSON" shall mean an individual corporation, partnership, trust, limited liability company, Governmental Entity or other type of entity.

            "PETITION DATE" shall have the meaning specified in Recital C.

            "POST-PETITION OVERADVANCES" shall mean advances under the Greyrock Financing after the Petition Date to the extent that after giving effect thereto the principal amount of the DIP Financing exceeds the sum of (i) $1,276,031 plus
(ii) 80% of the Eligible Receivables (as defined in the DIP Financing Documents) as of the date of any such advance.

            "PRE-CLOSING MONTHLY MINUTES" and "POST-CLOSING MONTHLY MINUTES" shall have the respective meanings specified in Section 5(b)(i).

            "PREFERRED SHARES" shall mean the shares of Preferred Stock issued to Sellers as part of the Consideration pursuant to Sections 3(d) and 5(a), including the Escrowed Shares.

            "PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of EqualNet.

            "PREFERRED STOCK PROVISIONS" shall mean the provisions of EqualNet's Statement of Resolution Establishing Series B Convertible Preferred Stock setting forth the terms of the Preferred Stock, which terms shall be consistent with the terms specified for the Preferred Stock herein and in Exhibit A hereto.

            "REVENUE AMOUNT" shall mean (i) the gross revenue of Sellers, determined in accordance with GAAP, during the two calendar month period immediately preceding the month in which the Closing occurs multiplied by (ii) an adjustment factor mutually agreed to by the EqualNet Parties and Sellers to reflect industry seasonality, such factor to be determined based on data available from the FCC for interstate access minutes, by month, for Southwestern Bell in Texas.

            "SA TELECOM" shall mean SA Telecommunications, Inc., a Delaware corporation.

            "SALE ORDER" shall have the meaning specified in Section 10(a).

            "SCHEDULING ORDER" shall have the meaning specified in Section 6(b).

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SELLERS" shall mean SA Telecom and its subsidiaries named on the signature page hereof.

            "SELLERS' AUDITOR" and "SELLERS' AUDITOR CERTIFICATE" shall have the respective meanings specified in Section 5(a)(i).

            "SELLERS' REVENUE AMOUNT CERTIFICATE" shall mean a certificate of SA Telecom setting forth SA Telecom's determination of the Revenue Amount, subject to the final determination thereof pursuant to Section 5(a).

            "SPC" shall have the meaning specified in Section 9(j).

            "SUBSCRIBERS" shall have the meaning specified in clause (i) of
Section 3(a).

            "TRANSACTION DOCUMENTS" shall mean this Agreement, the Escrow Agreement, the Confidentiality Agreement and all bills of sale, assignment instruments and assumption instruments executed or delivered by the parties hereto at the Closing.

            "UPSET PRICE" shall have the meaning specified in Section 14(a).

            "WILLIS GROUP" shall mean the Willis Group LLC, a Texas limited liability company.

            "WILLIS GROUP DIP FINANCING" shall mean the post-petition financing, if any, provided by the Willis Group to Sellers.

      Section II.  RULES OF CONSTRUCTION, ETC.

      (a) Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections of or to Schedules or Exhibits to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) "or" is disjunctive but not necessarily exclusive, and (iv) words in the singular include the plural and vice versa. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

      (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof.

      (c) The Section headings and other captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section III.  SALE AND PURCHASE

      A. ASSETS. Subject to the terms and conditions hereof, on the Closing Date, Sellers will sell, convey, transfer and deliver to Buyer, and Buyer will purchase from Sellers, except as provided in Section 3(b), all of the assets of Sellers' Business (collectively, the "ASSETS"), free and clear of liens, encumbrances and claims other than Permitted Liens, including any and all of the following assets:

             1. SUBSCRIBERS. All of Sellers' rights and interests to all accounts of subscribers to the Services of Sellers (collectively, the "SUBSCRIBERS") as of the Closing Date;

             2. all accounts receivable and notes receivable of Sellers (other than Excluded Receivables specified in Section 3(b)(xi));

             3. NETWORK FACILITIES. The Network Facilities of Sellers, as more fully described in Schedule 3(a)(iii) (provided that to the extent the Network Facilities are represented by contracts, said contracts shall not be an Asset unless they are Designated Contracts);

             4. CONTRACTS. All rights, title and interests of Sellers under the leases, contracts and agreements specified in Schedule 3(a)(iv), to the extent assignable pursuant to applicable law without regard to the consent of any third party that may be required with respect to such assignment or as to which such third party consents have been obtained (collectively, the "DESIGNATED CONTRACTS");

             5. PERMITS. All rights, title and interest of Sellers in and under the licenses, permits, authorizations and approvals issued to Sellers by any Governmental Entity and listed on Schedule 3(a)(v), but only to the extent the same are assignable under applicable law (collectively, the "DESIGNATED PERMITS");

             6. INTANGIBLE TELECOMMUNICATIONS ASSETS. To the extent assignable, all rights, title and interest of Sellers in and to the intangible telecommunications assets owned or used by Sellers in connection with the Business, including, telecommunications numbering codes, locating routing codes and "800" and "888" numbers and other customer billing and inquiry numbers, carrier identification codes and other operating codes, including, without limitation, those listed or described on Schedule 3(a)(vi) (collectively, the "INTANGIBLES");

             7. INTELLECTUAL PROPERTY. All rights, title and interest of Sellers in and to all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, if any, owned or used by Sellers and all trade secrets, technical knowledge, know-how and other confidential proprietary information and related ownership, use and other rights of Sellers, including, without limitation, those listed or described on Schedule 3(a)(vii) (collectively, the "INTELLECTUAL PROPERTY");

             8. SELLERS' NAMES. All of Sellers' rights to use their corporate names as well as the names "USC", "USI", "First Choice Long Distance", "Southwest Long Distance Network", "Addtel", "SA Telecom" and any other trade names used in Sellers' Business and any and all variants, combinations and derivatives thereof, and any and all trademarks, service marks, tradenames and copyrights which contain said names or any variants, combinations and derivatives thereof; PROVIDED, HOWEVER, that Sellers shall be entitled to continue to use their respective corporate name for purposes of the Bankruptcy Cases and filing tax returns;

             9. MANUFACTURERS WARRANTIES. All of Sellers' rights under warranties, representations and guaranties made by suppliers and manufacturers of the Assets or the Business;

            10. BOOKS AND RECORDS. All of Sellers' existing books and records relating to the foregoing Assets or the Business, including, but not limited to, sales records, customer lists, customer folders and all historical customer records and files which relate to the Business, but excluding those books and records listed on Schedule 3(b)(x) or specified in Section 3(b);

            11. SHARES OF SPC. All shares of the capital stock of the SPC, if it is established pursuant to Section 9(j); and

            12. GOODWILL. All goodwill relating to the foregoing Assets and the Business.

      Buyer shall have the right, exercisable in writing prior to the Closing Date, to exclude from the Assets any asset it elects, and specifically to exclude from Designated Contracts any contract or lease it elects, but such election shall not entitle Buyer to any adjustment in the Consideration.

      B. EXCLUDED ASSETS. There are expressly excluded from the sale, conveyance, transfer and delivery referred to in Section 3(a) above, and the term "Assets" shall not include, the following assets of Sellers' Business (the "EXCLUDED ASSETS"):

             1.   all cash and cash equivalent of Sellers;

             2.   all income tax refunds and income tax credits of Sellers;

             3.   all claims and causes of action of Sellers;

             4. all claims and causes of action of Sellers' estates arising under Sections 509, 510, 542 through 549, inclusive, 550, 552 or 553 of the Bankruptcy Code;

            5. all assets excluded from the Assets by Buyer in writing prior to the Closing Date;

             6. all rights of Sellers under insurance policies and under warranties (expressed or implied), representations and guaranties made by suppliers, manufacturers and contractors relating to Excluded Assets or any event, condition or occurrence that gives rise to a liability that is not an Assumed Liability;

             7. all capital stock and stock certificates of Sellers (other than to the stock of the SPC and the certificates representing the same), including all treasury stock and stock of subsidiaries;

             8. the assets listed in Schedule 3(b)(viii); 9. the contracts and leases listed in Schedule 3(b)(ix);

            10. the books and records listed on Schedule 3(b)(x) and any other books, records or other data relating to Sellers' ownership or operation of the Business which are required by applicable law to be retained by Sellers; PROVIDED, HOWEVER, that copies of such books, records and other data relating to the Business shall be furnished to Buyer promptly upon Buyer's written request; and

            11. All Excluded Receivables more than 90 days past due as of the Closing Date and Excluded Receivables 90 days or less past due as of the Closing Date in an amount equal to the lesser of (A) 133% of the claims of Zero Plus Dialing, Inc., d/b/a U.S. Billing ("ZPDI/USBI") against Sellers as of the Closing Date for outstanding advances by ZPDI/USBI to Sellers in respect of the Excluded Receivables and (B) the amount specified in
      Schedule 3(b)(xi).

      C. ASSUMPTION OF LIABILITIES. Subject to the terms and conditions hereof, on the Closing Date Buyer shall assume and agree to pay, perform and discharge
(i) all liabilities arising out of, related to or incurred in connection with the ownership of the Assets after the Closing Date; (ii) all liabilities and obligations of each Seller (x) under all Designated Contracts and the other Assets which accrue after the Closing Date and (y) in respect of all security deposits, if any, of the Subscribers to be acquired hereunder; and (iii) all liabilities and obligations of Sellers in respect of indebtedness accruing on or before the Closing Date under the Greyrock Financing and all interest, costs and attorneys' fees accruing under the Greyrock Financing after the Closing Date (limited to principal (not to exceed $7,000,000), interest and costs and attorneys' fees, provided that Buyer shall not be required to assume or pay (x) any Post-Petition Overadvances or any interest thereon or (y) more than $100,000 of costs and attorneys' fees under the Greyrock Financing, other than any such costs and expenses arising after the Closing Date and attributable to actions of Buyer after the Closing Date, all at which shall be guarantied by EqualNet pursuant to Greyrock's standard form guaranty) (all the foregoing herein collectively called the "ASSUMED LIABILITIES"). Except as expressly provided in this Section 3(c), Buyer will not assume or be bound by any liabilities or obligations of Sellers.

      D. CONSIDERATION. In addition to the assumption of the Assumed Liabilities and subject to Section 4(d), the consideration to be paid or delivered by Buyer to Sellers on the Closing Date for the Assets (the "CONSIDERATION") shall consist of: (i) the payment and discharge by Buyer of all obligations of Sellers on the Closing Date in respect of the outstanding principal amount of, and all accrued and unpaid interest on, the Willis Group DIP Financing, if any; plus
(ii) a cash payment in an amount equal to the excess of $3,000,000 over the outstanding principal amount of, and all accrued and unpaid interest on, the Willis Group DIP Financing on the Closing Date; plus (iii) a cash payment in the amount of $22,500 per calendar day for each day from January 30, 1998 through the Closing Date (provided that the cash payment referred to in this clause
(iii) shall not exceed $472,500 in the aggregate and shall stop accruing on the date following the satisfaction or waiver of all conditions precedent set forth in Sections 10, 11 and 12); plus (iv) a promissory note (the "NOTE") to be issued by Buyer in favor of Greyrock in an amount equal to the lesser of (a) the amount of the outstanding indebtedness (limited to principal (excluding Post-Petition Overadvances), interest and up to $100,000 of costs and attorneys'
fees) of Sellers to Greyrock under the Greyrock Financing on the Closing Date in excess of 75% of Sellers then outstanding accounts receivable that have aged by no more than 119 days (excluding Excluded Receivables) and (b) $1,000,000; plus
(v) a cash payment equal to all Cure Amounts; plus (vi) the number of shares of Preferred Stock equal to the quotient of (A) (x) 40% of the annualized Revenue Amount (i.e., the Revenue Amount multiplied by six (6)) less (y) the aggregate amount paid by Buyer pursuant to clauses (i), (ii), (iii), (iv) and (v) above, and (B) $27.50. Said shares of Preferred Stock shall be convertible at the option of the holder thereof into shares of Common Stock at the Conversion Rate.

      E. TRANSFERABILITY OF PREFERRED SHARES. The Preferred Shares will not be registered under the Securities Act. Accordingly, unless and until Sellers deliver to EqualNet a "no action letter" from the Securities and Exchange Commission or a final order of the Bankruptcy Court providing that the Preferred Shares will be exempt from registration under the Securities Act and any state law pursuant to Section 1145 of the Bankruptcy Code, the Preferred Shares may not be sold, assigned, hypothecated or otherwise disposed by Sellers (except that Sellers may grant to Greyrock (which retains a security interest in the Preferred Shares as proceeds of its collateral) a security interest in the Preferred Shares to secure the Greyrock Financing) until such time that the sale and transfer of the Preferred Shares is registered under the Securities Act; provided that any such sale, transfer or other disposition may be made if the holder of the Preferred Shares seeking to effect such disposition delivers to EqualNet an opinion of counsel for such holder reasonably satisfactory to EqualNet to the effect that such registration is not required for such disposition. Absent such "no action letter," final order of the Bankruptcy Court or opinion of counsel reasonably satisfactory to EqualNet, then prior to any distribution of the Preferred Shares to any creditors or equity security holders of the Sellers or to any other Person, EqualNet will at the request of SA Telecom register the Preferred Shares under the Securities Act and under any applicable state securities laws. EqualNet may defer such registration for a period not exceeding 75 days after SA Telecom's request therefor if EqualNet reasonably determines that to do so is necessary to avoid an adverse effect on any pending or contemplated securities offering by EqualNet. The cost of any such registration of the Preferred Shares shall be borne 50% by Sellers and 50% by EqualNet.

      F. PAYMENT OF CURE AMOUNTS; ASSURANCE OF FUTURE PERFORMANCE. Sellers shall apply the applicable portion of the RFORMANCE Consideration to the payment of the Cure Amounts, as and when required to do so by Section 365 of the Bankruptcy Code. Buyer will provide adequate assurances of future performance in respect of Designated Contracts, in such manner and in such amounts as the Bankruptcy Court may direct.

      G. ALLOCATION OF CONSIDERATION AMONG ASSETS. The Consideration shall be allocated among the Assets in accordance with the provisions of Schedule 3(g), which allocation shall be binding upon Buyer and the Sellers, provided that such allocation shall not preclude or limit any allocation of the Assets or Consideration among Sellers pursuant to Section 3(h). Each party agrees to report the transactions contemplated hereby on all applicable tax returns or filings in a manner consistent with such allocation.

      H. ALLOCATION OF CONSIDERATION AMONG SELLERS. The Consideration shall be delivered by Buyer to SA Telecom, as agent for all Sellers, and shall be held by SA Telecom for all Sellers. SA Telecom shall apply the portion of the Consideration consisting of the Cure Amounts to the payment of the Cure Amounts. The balance of the Consideration shall be allocated among Sellers in such manner as Sellers shall agree, subject to the approval of the Bankruptcy Court, consistent with each Seller's interest in the Assets, Designated Contracts and Assumed Liabilities.

      I. TRANSFER AND SALES TAXES. All sales, transfer and similar taxes incurred as a result of the sale of the Assets shall be paid 50% by Buyer and 50% by Sellers.

      J. DISCLAIMER OF WARRANTIES. Buyer and EqualNet hereby acknowledge and agree that the Sellers are not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Sellers expressly set forth in this Agreement. Subject to the foregoing, THE ASSETS BEING PURCHASED BY BUYER PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE ACQUIRED BY BUYER ON AN "AS IS, WHERE IS" BASIS AND IN THEIR THEN PRESENT CONDITION, AND BUYER SHALL RELY SOLELY UPON ITS OWN EXAMINATION THEREOF. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, NONE OF SELLERS OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING ANY REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE VALUE OF ANY ASSET BEING ACQUIRED, OR ANY WARRANTY OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR QUALITY WITH RESPECT TO ANY OF THE ASSETS, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR AS TO THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

      K. PRORATIONS; EXPENSES. Prepaid rentals, prepaid utility charges, real property taxes, personal property taxes, similar assessments and other prepaid expenses (the "EXPENSES") payable in respect of any of the Assets applicable to periods both prior to and after Closing, shall be prorated as of the Closing Date. The estimated net amounts of such prorations shall be subtracted from the cash portion of the Consideration if Buyer is entitled to a credit therefor, or added to the cash portion of the Consideration if Sellers are entitled to a credit therefor. Buyer and Sellers shall use their reasonable best efforts to calculate all prorations and the Expenses at or prior to the Closing. In the event that such proration cannot be agreed to by Sellers and Buyer, such dispute shall be referred to the Dispute Auditor under and in accordance with the provisions of Section 5(a), whose determination shall be binding upon the parties.

      L. ASSIGNMENT TO BUYER'S DESIGNEES. Subject to Bankruptcy Court approval, Buyer shall have the right to assign to one or more subsidiaries of Buyer the right to purchase such of the Assets as Buyer shall determine and to designate one or more subsidiaries of Buyer to assume all or any portion of the Assumed Liabilities specified by Buyer, provided that (i) Buyer shall unconditionally guarantee the performance by each such designated subsidiary of all Assumed Liabilities assumed by such subsidiary and (ii) no such assignment or designation may be made if it would materially delay the Closing or otherwise adversely affect the prompt consummation of the transactions contemplated hereby. Any such assignee or designee of Buyer is herein called a "DESIGNEE".

      Section IV. THE CLOSING; ESCROW OF SHARES

      A. Subject to the satisfaction of all of the conditions in Sections 10, 11 and 12, the closing of the sale and transfer of the Assets (the "CLOSING") shall take place at the offices of White & Case LLP (or at such other place as the parties may designate) on the first business day after each condition specified in Sections 10, 11 and 12 has been satisfied (or waived by the party entitled to waive that condition). The date on which the Closing occurs is herein called the "CLOSING DATE."

      B. At the Closing: (i) Buyer shall pay the cash portion of the Consideration by a wire transfer in immediately available funds to the account of SA Telecom, as agent for Sellers, at __________________________ or to such other account or accounts as SA Telecom shall specify by a notice in writing to Buyer at least two business days prior to the Closing Date; (ii) EqualNet shall deliver to SA Telecom, as agent for Sellers, or (to the extent provided in Section 4(d)) to the Escrow Agent the Preferred Shares, registered in such names as SA Telecom shall reasonably specify; (iii) Buyer shall deliver to SA Telecom, as agent for Sellers, such documentation as Sellers shall reasonably specify evidencing Buyer's assumption of the Assumed Liabilities; (iv) Sellers shall deliver to Buyer a bill of sale in form and substance reasonably satisfactory to Buyer and consistent with the terms hereof and such other instruments of assignments as Buyer shall reasonably specify; and (v) Sellers and Buyer shall deliver to each other the respective documents, certificates and agreements specified in Sections 10, 11 and 12.

      C. All proceedings to be taken and all documents to be executed and delivered at the Closing shall be reasonably satisfactory in form and substance to Buyer and its counsel and to Sellers and their counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

      D. On the Closing Date a number of Preferred Shares having a value (as determined below) equal to 20% of the total Consideration to be paid to Sellers pursuant to Section 3(d) shall be placed in escrow with an escrow agent mutually acceptable to EqualNet and Sellers (the "ESCROW AGENT") pursuant to an Escrow Agreement substantially in the form of Exhibit B hereto (the "ESCROW Agreement"). The Preferred Shares so placed in escrow are herein called the "ESCROWED SHARES." For purposes of the foregoing, each Preferred Share shall be deemed to have a value equal to $27.50. The Escrowed Shares shall be released from escrow on the terms set forth in the Escrow Agreement and Section 5(b).

      Section V.  POST-CLOSING ADJUSTMENTS

      A. VERIFICATION OF REVENUE AMOUNT. 1. As soon as practicable, but in any event no later than fifteen (15) days after the Closing Date, Sellers will cause Price Waterhouse LLP (the "SELLERS' AUDITOR") to verify Sellers' calculation of the Revenue Amount. The Sellers' Auditor will deliver certified copies of its calculations (the "SELLERS' AUDITOR CERTIFICATE") simultaneously to Sellers, Buyer.

      2. If, on or prior to the 15th day following its receipt of the Sellers' Auditor Certificate, Buyer shall not have delivered to Sellers a notice ("BUYER'S NOTICE OF DISAGREEMENT") stating that Buyer disagrees with the Sellers' Auditor Certificate, the Revenue Amount shall be deemed to be finally determined for the purposes of this Agreement in accordance with the Sellers' Auditor Certificate. Buyer's Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Buyer's Notice of Disagreement has been delivered to Sellers within such 15-day period, then (x) Sellers shall have five (5) business days to review the objections set forth therein, (y) Sellers and Buyer will seek in good faith to resolve in writing such matters of disagreement specified in such Buyer's Notice of Disagreement for a period of 30 days after the delivery thereof, and (z) if no such resolution has been reached at the end of such 30-day period, the parties hereto will submit any matters remaining in disagreement to Ernst & Young (the "BUYER'S AUDITOR") for review. The Buyer's Auditor shall determine all disputed calculations relating to the Revenue Amount and shall deliver a certificate to the parties as soon as practicable, which certificate shall set forth the Buyer's Auditor's determination of the Revenue Amount (the "BUYER'S AUDITOR CERTIFICATE").

      3. If, on or prior to the 15th day following its receipt of the Buyer's Auditor Certificate, SA Telecom shall not have delivered to Buyer a notice ("SELLERS' NOTICE OF DISAGREEMENT") stating that Sellers disagree with the Buyer's Auditor Certificate, the Revenue Amount shall be deemed to be finally determined for the purposes of this Agreement in accordance with the Buyer's Auditor Certificate. Any Sellers' Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Sellers' Notice of Disagreement has been delivered to Buyer within such 15-day period, then (x) Buyer shall have five (5) business days to review the objections set forth therein, (y) Sellers and Buyer will seek in good faith to resolve in writing such matters of disagreement specified in Sellers' Notice of Disagreement for a period of 30 days after the delivery thereof, and (z) if no such resolution has been reached at the end of such 30-day period, the parties hereto will submit any matters remaining in disagreement to Arthur Andersen LLP (the "DISPUTE AUDITOR") for review;

      4. The Dispute Auditor shall determine all disputed calculations relating to the Revenue Amount and shall deliver a certificate to the parties as soon as practicable, which certificate shall set forth the Dispute Auditor's determination of the Revenue Amount (the "DISPUTE AUDITOR'S CERTIFICATE"). Upon receipt of the Dispute Auditor's Certificate, the Revenue Amount shall be deemed to be finally determined for purposes of this Agreement in accordance with such Certificate. The fees and expenses of Sellers' Auditor shall be borne by Sellers, the fees and expenses of Buyer's Auditor shall be borne by Buyer and the fees and expenses of the Dispute Auditor shall be borne 50% by Buyer and 50% by Sellers; PROVIDED that if the Dispute Auditor determines that one party's position is completely correct, then such party shall not pay any of the fees, costs and expenses charged by the Dispute Auditor and the other party shall pay all of such fees, costs and expenses.

      5. If the Revenue Amount, as set forth in the Final Auditor's Certificate is greater than or less than the Revenue Amount set forth in the Sellers' Revenue Amount Certificate, the number of Preferred Shares constituting the Consideration shall be recalculated in accordance with the provision of clause
(iv) of Section 3(d). If the Revenue Amount as so finally determined is greater than the amount set forth in the Sellers' Revenue Amount Certificate, EqualNet will, subject to compliance with applicable securities laws, deliver to Sellers additional Preferred Shares equal to the difference between the recalculated number of the Preferred Shares and the number of Preferred Shares delivered on the Closing Date. If the Revenue Amount as so finally determined is less than the Revenue Amount set forth in the Sellers' Revenue Amount Certificate, EqualNet shall cancel, and Sellers shall return to EqualNet, so many of the Preferred Shares as exceed such recalculated number of Preferred Shares. If the escrow referred to in Section 5(b) below is in effect on the date that the recalculation specified in this paragraph (iv) is made, 20% of all additional Preferred Shares to be delivered to Sellers shall be delivered instead to the Escrow Agent and shall constitute additional Escrowed Shares and 20% of all Preferred Shares required to be returned by Sellers to Buyer shall be returned by the Escrow Agent from the Escrowed Shares.

      B. ADJUSTMENT FOR POST-CLOSING MONTHLY MINUTES.

        1. On or before the Closing Date, Sellers shall calculate the average monthly Billable Minutes for each of the two full calendar months immediately preceding the month in which the Closing occurs (the "PRE-CLOSING MONTHLY MINUTES") and notify Buyer thereof, which notice shall set forth in reasonable detail Sellers' calculation thereof. On the fifth business day following the end of the first two full calendar months immediately following the month in which the Closing occurs, Buyer shall calculate the average monthly Billable Minutes for each of such two calendar months (the "POST-CLOSING MONTHLY MINUTES") in respect of all Subscribers acquired by Buyer pursuant hereto and shall notify Sellers thereof, which notice shall set forth in reasonable detail Buyer's calculation thereof. Subject to paragraph (ii) below, if the Post-Closing Monthly Minutes are at least equal to 90% of the Adjusted Pre-Closing Monthly Minutes, 100% of the Escrowed Shares shall be delivered by the Escrow Agent to SA Telecom. If the Post-Closing Monthly Minutes are more than 87% but less than 90% of the Adjusted Pre-Closing Monthly Minutes, 50% of the Escrowed Shares shall be delivered to SA Telecom, and the balance of the Escrowed Shares shall be returned to, and canceled by, Buyer. If the Post Closing Monthly Minutes are equal to or less than 87% of the Adjusted Pre-Closing Monthly Minutes, 100% of the Escrowed Shares shall be returned to, and canceled by, Buyer. All Escrowed Shares delivered by the Escrow Agent to SA Telecom shall be held by it as agent for all Sellers.

      2. Sellers' calculation of the Pre-Closing Monthly Minutes shall be verified by the Sellers' Auditor at the time Sellers' Auditor verifies the Revenue Amount. Concurrently with the delivery to Buyer of the Sellers' Auditor Certificate, Sellers' Auditor shall deliver to Buyer and the Escrow Agent a certificate setting forth the Seller's Auditor's calculation of the Pre-Closing Monthly Minutes. The Sellers' Auditor's calculation of the Pre-Closing Monthly Minutes, as set forth in the certificate referred to above, shall be conclusive unless, within 15 days after its receipt of such certificate, any EqualNet Party delivers a notice to SA Telecom and the Escrow Agent disputing such calculation, which notice shall specify in reasonable detail the nature of any disagreement. In the event of any such dispute by any EqualNet Party, such dispute shall be resolved in accordance with the provisions of Section 2(a) of the form of the Escrow Agreement attached hereto.

      3. Buyer's calculation of the Post-Closing Monthly Minutes shall be verified by the Buyer's Auditor, and the Buyer's Auditor shall deliver to Sellers and the Escrow Agent a certificate setting forth the Buyer's Auditor's calculation of the Post-Closing Monthly Minutes, which certificate shall be delivered no later than fifteen (15) days after Buyer's notice to Sellers of the Post-Closing Monthly Minutes. The Buyer's Auditor's calculation of the Post-Closing Monthly Minutes, as set forth in the certificate referred to above, shall be conclusive unless, within fifteen (15) days after its receipt of such certificate, any Seller delivers a notice to Buyer disputing such calculation, which notice shall specify in reasonable detail the nature of any disagreement. In the event of such dispute by any Seller, such dispute shall be resolved in accordance with the provisions of Section 2(b) of the form of Escrow Agreement attached hereto.

      4. Seller shall pay the fees and expenses of Sellers' Auditor for verifying the Pre-Closing Monthly Minutes and the Post-Closing Monthly Minutes, and Buyer shall pay the fees and expenses of Buyer's Auditor for verifying the Pre-Closing Monthly Minutes and the Post-Closing Monthly Minutes. Buyer shall pay all fees and expenses of the Dispute Auditor in calculating the Pre-Closing Monthly Minutes unless the Dispute Auditor determines that the Pre-Closing Monthly Minutes are more than 103% of the amount thereof calculated by Sellers' Auditor, in which case Sellers shall pay such fees and expenses of the Dispute Auditor. Sellers shall pay all fees and expenses of the Dispute Auditor in calculating the Post-Closing Monthly Minutes, unless the Dispute Auditor determines that the Post-Closing Monthly Minutes are more than 103% of the amount thereof calculated by Buyer's Auditor, in which case Buyer shall pay such fees and expenses of the Dispute Auditor.

      5. From the Closing Date until the expiration of the first two full calendar months immediately following the month in which the Closing occurs (the "RELEVANT PERIOD") Buyer shall not reduce the level or quality of services provided to Subscribers acquired by Buyer from Sellers from that provided by Sellers to such Subscribers as of the Closing Date or increase the rates charged to such Subscribers from those charged by Sellers to such Subscribers for such services as of the Closing Date; PROVIDED, HOWEVER, that Buyer shall be permitted to (x) terminate service to any Subscriber whose account is more than 60 days past due and (y) increase the rates charged to any Subscriber to the extent necessary to cover increased costs arising after the date hereof of providing Services to such Subscriber that affect the entire industry. Buyer shall take all appropriate steps during the Relevant Period (including maintenance of appropriate identifying codes) to ensure that Billable Minutes of any Subscriber acquired by the Buyer from Sellers are properly attributed to such Subscriber for purpose of determining the Post-Closing Monthly Minutes. Buyer shall also take due care to implement any network changes during the Relevant Period so as not to affect the number of billable minutes recorded for purposes of determining the Post-Closing Monthly Minutes. Buyer's calculation of the Post-Closing Monthly Minutes shall account for any unidentifiable or unbillable traffic or service disruptions resulting from any network changes.

      Section VI.  BANKRUPTCY COURT FILINGS.

      A. APPROVAL OF BREAK-UP FEE, EXPENSE REIMBURSEMENT AND UPSET PRICE.
On December 23, 1997, Sellers have filed motions with the Bankruptcy Court to approve the provisions of Section 14 relating to the Break-up Fee, the Expense Reimbursement and the Upset Price and have given notice thereof as required by the Bankruptcy Court, and on January 8, 1998 the Bankruptcy Court entered an order (the "PAYMENT ORDER") granting such approval.

      B. SCHEDULING OF AUCTION SALE AND APPROVAL OF SALE PROCEDURE. On December 23, 1997 Sellers filed a motion with the CEDURE Bankruptcy Court for an order scheduling an auction sale of the Assets and setting forth the procedures for such auction sale and on January 9, 1998 the Bankruptcy Court entered such order (the "SCHEDULING ORDER").

      C. MOTION TO APPROVE SALE. As promptly as practicable after the date hereof, but in any event no later than January 16, 1998, Sellers shall file motions with the Bankruptcy Court for an order approving the sale of the Assets pursuant to ss. 363(b) and 363(f) of the Bankruptcy Code and authorizing Sellers to assume and assign the Designated Contracts pursuant to ? 365 of the Bankruptcy Code and authorizing Sellers to execute and deliver such instruments as Sellers are required to execute and deliver pursuant to the terms of this Agreement. Sellers shall give prompt notice of such motions, in accordance with Rules 6004 and 6006 of the Bankruptcy Rules, to the U.S. Trustee, to all other parties in interest who have filed a notice of appearance in the Bankruptcy Cases and as directed by the Bankruptcy Court. As part of the motion to approve the sale, Sellers shall request that the Bankruptcy Court's order provide that
(i) Buyer is acting and has acted in good faith and is entitled to the protections of a buyer under Section 363(m) of the Bankruptcy Code; (ii) notice of the transactions contemplated by this Agreement has been properly given;
(iii) the transfer of the Assets by Sellers to Buyer will be a legal, valid and effective transfer of the Assets notwithstanding any requirement for approval or consent by any Person; (iv) title to the Assets will be transferred to Buyer free and clear of (x) all Liens and claims, other than Permitted Liens, and (y) all rights or options to effect any forfeiture, modification or termination of Sellers' or Buyer's interest in the Assets by reason of such transfer, and any such Liens or claims which existed prior to the sale of the Assets shall attach to the Consideration paid to the Sellers; (v) neither Buyer nor EqualNet shall be deemed to be a successor to Sellers for any purpose, including claims arising out of the Employee Benefit Plans, other than ? 1145(a) of the Bankruptcy Code;
(vi) in the event the Preferred Shares are distributed to the creditors or equity security holders of any of Sellers in exchange for a claim against or interest in any of the Sellers in connection with plans or reorganization of Sellers, EqualNet shall be deemed to be persons that participate in good faith in the offer, issuance or sale of a security offered or sold under the plan or plans of the Sellers as provided in ? 1125(e) of the Bankruptcy Code and a successor of the Sellers solely for purposes of Section 1145 of the Bankruptcy Code; and (vii) the transfer of the Assets to Buyer is not subject to taxation under any state or local law imposing a stamp or similar tax in accordance with ss. 1146(c) and 105 of the Bankruptcy Code.

      D. REVIEW BY BUYER. Sellers will provide Buyer and EqualNet with a reasonable opportunity to review and comment upon all motions, applications and supporting papers prepared by Sellers relating to this Agreement (including forms of orders and notices to interested parties) prior to the filing thereof in the Bankruptcy Cases.

      Section VII. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby represent and warrant to Buyer and EqualNet as follows:

      A. ORGANIZATION AND GOOD STANDING. Each Seller is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each Seller has all requisite corporate power to carry on its business as it is now being conducted and to own, lease or otherwise hold the Assets owned, leased or held by it.

      B. AUTHORITY. Each Seller has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Sellers of this Agreement and the other Transaction Documents to which any of them is a party, including, without limitation, the sale of the Assets contemplated hereby, have all been duly and effectively authorized by each of the Sellers' Board of Directors. No other corporate proceedings on the part of the Sellers are necessary to authorize this Agreement and the other Transaction Documents and the transactions contemplated herein and therein.

      C. EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by each Seller and when approved by the Bankruptcy Court (and assuming the due execution and delivery of this Agreement by Buyer) will constitute, the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to all orders of the Bankruptcy Court (including the Sale Order). When executed and delivered by each Seller and Buyer and when approved by the Bankruptcy Court, each of the other Transaction Documents to which any Seller is a party will constitute the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to all orders of the Bankruptcy Court (including the Sale Order).

      D. NO CONFLICT. Assuming the approval of this Agreement by the Bankruptcy Court, neither the execution and delivery of this Agreement or the other Transaction Documents to which any Seller is a party, nor the consummation by Sellers of the transactions contemplated herein and therein, nor the compliance by Sellers with any of the provisions hereof or thereof will (with or without the giving of notice or the passage of time) (i) violate, conflict with, result in a breach of, or constitute a default under (x) the certificate of incorporation or by-laws of any Seller or (y) any contract, agreement, instrument, security, lease or license to which any Seller is a party or by which it or any of its assets or properties may be bound, or (ii) violate any law, regulation or any order of any Governmental Entity applicable to any Seller or any of its assets other than, in the case of clause (i), any violation, conflict, breach or default which, individually or in the aggregate, would not materially adversely affect the Assets or materially impair or delay the ability of Sellers to perform their obligations hereunder.

      E. GOVERNMENTAL APPROVALS. The only approvals, licenses, permits or authorizations of, or filing or qualifications with, any Governmental Entity required to be obtained or made by Sellers to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which any Seller is a party (other than the Sale Order and other required Bankruptcy Court orders) are those specified in Schedule 7(e) hereto.

      F. LEGAL PROCEDINGS. Except for the Bankruptcy Cases, there are no Legal Proceedings pending or, to the knowledge of Sellers, threatened that question the validity of this Agreement or any other Transaction Document to which any Seller is a party or any action taken or to be taken by Sellers in connection with the consummation of the transactions contemplated hereby or thereby. All Legal Proceedings relating to the Business pending or, to the knowledge of Sellers, threatened in which any Seller is or would be the defendant and which, if adversely determined, would have a material adverse effect on the Assets or would result in a judgment against any Sellers, not covered by insurance, exceeding $10,000 are set forth in SA Telecom's Report on Form 10-K for its fiscal year ended December 31, 1996, its Report on Form 10-Q for its fiscal quarter ended June 30, 1997 or in Schedule 7(f).

      G. COMPLIANCE WITH LAW. Except for violations of law asserted in the Legal Proceedings referred to in Section 7(f), Sellers are in compliance with all federal, state and local laws, regulations, permits, orders and decrees, including those relating to protection of the environment and employee health and safety ("LEGAL REQUIREMENTS"), except for any failure to comply which would not, alone or in the aggregate, have a material adverse effect on the Assets. Nothing in this Section 7(g) is intended to address any compliance issue that is specifically addressed by any other representation or warranty set forth herein.

      H. DESIGNATED CONTRACTS. To Sellers' knowledge, other than (i) payment defaults listed in Schedule 7(h) or in the Schedule of Liabilities filed by Sellers with the Bankruptcy Court and (ii) defaults triggered by the financial condition or insolvency of the Sellers or the existence of the Bankruptcy Cases, Sellers and all other parties to the Designated Contracts are in compliance with the provisions thereof. Other than as set forth on Schedule 7(h), Sellers have not received notice that any event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default under any Designated Contract. The copies of the Designated Contracts provided to Buyer by Sellers pursuant to Section 9(l) shall be true and complete copies of such Designated Contracts.

      I. TITLE TO ASSETS. Except for Liens securing the DIP Financing, Liens covering real estate owned by Sellers or Liens listed or described on Schedule 7(i) and except for lessors' interest in assets leased by Sellers, Sellers have good and valid title to all Assets, free and clear of all Liens.

      J. INTELLECTUAL PROPERTY AND INTANGIBLES. Except as set forth on
Schedule 7(j), Sellers own the entire right, title and interest in and to the Intellectual Property, if any, and Intangibles included in the Assets (including, without limitation, the right to use and license the same). Except as set forth in Schedule 7(j), there are no pending or, to the knowledge of the Sellers, threatened actions of any nature affecting the Intellectual Property or Intangibles. Schedule 7(j) lists all notices or claims concurrently pending or received by Sellers that claim infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations and applications, trade secrets, technical knowledge, know-how or other confidential proprietary information relating to the Assets. All letters patent, registrations and certificates issued by any Governmental Entity relating to any of the Intellectual Property or Intangibles and all licenses and other agreements pursuant to which Sellers use any of the Intellectual Property or Intangibles are valid and subsisting, have been properly maintained and, to the knowledge of Sellers, neither Sellers nor any other persons are in material default or violation thereunder.

      K. PERMITS, LICENSES AND TARIFFS. The permits listed on Schedule 7(k) represent all material permits, tariffs, authorizations, variances, exemptions, orders and approvals from Governmental Entities required to be held by Sellers in order to conduct the Business substantially in the manner heretofore conducted.

      L. EMPLOYEE BENEFIT PLANS; LABOR AGREEMENTS. Except as set forth on
Schedule 7(l), (i) Sellers do not maintain or contribute to, are not required to contribute to, and are not a party to or a participating employer of, any Employee Benefit Plans and (ii) Sellers are not parties to any collective bargaining or other labor agreements.

      M. NO BORKERS. Such Seller has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby or by the other Transaction Documents.

      N. INVESTOR REPRESENTATIONS. Sellers understand that the Preferred Shares have not been registered under the Securities Act and that the transferability thereof is restricted as provided in Section 3(e). Sellers recognize that ownership of the Preferred Shares involves a high degree of risk including, but not limited to, the risk of economic losses from the EqualNet Parties' operations and the total loss of investment. Sellers have been furnished by EqualNet with copies of all reports filed by EqualNet under the Securities Exchange Act of 1934, as amended, since June 30, 1995.

      O. SUBSCRIBERS. Sellers have heretofore delivered, or prior to the Closing Date will deliver, to Buyer a complete and correct list of the names, addresses and account information of all Subscribers of Sellers as of a date close to the date of such delivery, including the security deposits paid by each Subscriber. All of Sellers' rights and interests to all accounts of the Subscribers to the Services of Sellers are assignable to Buyer without the consent of the Subscribers.

      P. EMPLOYEES. Each Seller acknowledges and agrees that Buyer may, but shall not be required to, offer employment to and employ any employees or officers of Sellers following the Closing Date. Notwithstanding the foregoing, Sellers have assumed that Buyer will not hire any employees or officers of Sellers and Sellers have given, or prior to the Closing Date will give, all notices (if any) required by the Worker Adjustment and Retraining Notification Act (WARN) as if all of Sellers' employees and officers will be terminated by Sellers as of the Closing Date.

      Q. SPC. If the SPC is established pursuant to Section 9(j), it shall be a corporation duly organized and validly existing under the laws of the State of Delaware and shall have all requisite power to hold the assets transferred to it by Sellers. The shares of the SPC transferred to Buyer on the Closing Date shall constitute all outstanding shares of the capital stock of the SPC and all such shares shall be duly issued, fully paid and non-assessable.

      R. SCHEDULES. All Schedules delivered to Buyer by Sellers pursuant to
Section 7 are complete and correct.

      S. SELLERS. The subsidiaries of SA Telecom named as Sellers in this Agreement are all the operating subsidiaries of SA Telecom and own all the operating assets of the Business.

      Section VIII. REPRESENTATIONS AND WARRANTIES OF BUYER. Each EqualNet Party hereby represents and warrants to each Seller as follows:

      A. ORGANIZATION AND GOOD STANDING. Each EqualNet Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power to carry on its business as it is now being conducted and contemplated to be conducted after the Closing.

      B. AUTHORITY; EXECUTION AND DELIVERY. Each EqualNet Party has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party, to purchase the Assets in accordance with the terms hereof (in the case of Buyer) and to issue to Sellers the Preferred Shares (in the case of EqualNet). The execution, delivery and performance by each EqualNet Party of this Agreement and the other Transaction Documents to which it is a party, including, without limitation, the purchase of the Assets contemplated hereby and the issuance to Sellers of the Preferred Shares, have all been duly and effectively authorized by each EqualNet Party's Board of Directors. No other corporate proceedings on the part of any EqualNet Party are necessary to authorize this Agreement, the other Transaction Documents, the issuance of the Preferred Shares to Sellers pursuant hereto and the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by each EqualNet Party and (assuming the due execution and delivery of this Agreement by each Seller) constitutes the legal, valid and binding obligation of each EqualNet Party enforceable against it in accordance with its terms, subject to the orders of the Bankruptcy Court (including the Sale Order). When executed and delivered by the EqualNet Party and each Seller party thereto and approved by the Bankruptcy Court, each of the other Transaction Documents to which Buyer is a party will constitute the legal, valid and binding obligation of each EqualNet Party enforceable against it in accordance with its terms, subject to all orders of the Bankruptcy Court (including the Sale Order).

      C. NO CONFLICTS, ETC. Neither the execution and delivery of this Agreement or the other Transaction Documents to which an EqualNet Party is a party nor the issuance to Sellers of the Preferred Shares, nor the consummation by the EqualNet Parties of the transactions contemplated herein and therein nor the compliance by the EqualNet Parties with any of the provisions hereof or thereof will (with or without the giving of notice or the passage of time) (i) violate, conflict with, result in a breach of, or constitute a default under (x) the certificate or articles of incorporation or by-laws of any EqualNet Party or (y) any contract, agreement, instrument, security, lease or license to which any EqualNet Party is a party or by which it or any of its assets or properties may be bound, or (ii) violate any law, regulation or any order of any Governmental Entity applicable to any EqualNet Party or any of its assets other than, in the case of clause (i), any violation, conflict, breach or default which, individually or in the aggregate, would not materially impair or delay the ability of the EqualNet Parties to perform their respective obligations hereunder or impair the validity or value of the Preferred Shares.

      D. GOVERNMENTAL APPROVALS. The only approvals, licenses, permits or authorizations of, or filings or qualifications with, any Governmental Entity required to be obtained or made by any EqualNet Party to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which any EqualNet Party is a party (other than the Sale Order and other required Bankruptcy Court orders) are those specified in Schedule 8(d) hereto.

      E. PREFERRED SHARES. Upon the delivery thereof to Sellers or the Escrow Agent pursuant to Sections 3(d) or 5(b), the Preferred Shares will be duly authorized, fully paid and non-assessable and will not be issued in violation of any preemptive rights. Subject to the escrow of the Escrowed Shares in accordance with Section 4(d) and the Escrow Agreement and the security interest thereon in favor of Greyrock in respect of the Greyrock Financing, the Preferred Shares will be delivered to Sellers free from any Liens.

      LEGAL PROCEEDINGS. Except for the Bankruptcy Cases and as set forth in EqualNet's Report on Form 10-K for the fiscal year ended June 30, 1997, EqualNet's Report on Form 10-Q for the quarterly period ended September 30, 1997 or in Schedule 8(f), there are no Legal Proceedings pending or, to the knowledge of any EqualNet Party, threatened that question the validity of this Agreement or any other Transaction Document to which any EqualNet Party is a party or any action taken or to be taken by any EqualNet Party in connection with the consummation of the transactions contemplated hereby or thereby or which, if adversely determined, would have a material adverse effect on the financial condition, business or operations of any EqualNet Party.

      G. FINANCING. On the Closing Date, Buyer will have sufficient funds to effect the Closing and consummate the transactions contemplated by this Agreement.

      H. FINANCIAL STATEMENTS AND REPORTS. EqualNet's financial statements for its fiscal year ended June 30, 1997 and for its fiscal quarter ended September 30, 1997 contained in EqualNet's Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission, copies of which have heretofore been delivered by EqualNet to Sellers, have been, and EqualNet's financial statements in all such Reports delivered to Sellers on or before the Closing Date pursuant to Section 9(b) will be, prepared in accordance with GAAP applied consistently with past practice and present and will present fairly, in all materials respects, the consolidated financial position and results of operations of EqualNet at and for the fiscal periods specified therein, subject (in the case of unaudited interim financial statements) to normal year end audit adjustments. Said Reports do not and will not contain any untrue statement of a material fact, and do not and will not omit to state any material fact necessary to make the statements contained therein not misleading.

      I. NO BROKERS. Neither EqualNet Party has entered into any agreement, arrangement or understanding with any Person which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

      Section IX.  CERTAIN COVENANTS AND AGREEMENTS

      A. ACCESS TO FACILITIES OF SELLERS. From and after the date hereof, each EqualNet Party and its employees, agents and representatives, upon reasonable notice to Sellers, shall have full access to all books, records, facilities and personnel of Sellers. Each Seller shall make available to each EqualNet Party, upon reasonable prior notice for examinations and reproduction (at Buyer's expense), all documents and data of every kind and character relating to the Assets in possession or control of, or subject to reasonable access by, such Seller, including, without limitation, all files, records, data and information relating to the Assets (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Each Seller shall also allow each EqualNet Party reasonable access to, and the right to inspect, the Assets of such Seller during normal business hours and upon reasonable prior notice.

      B. ACCESS TO INFORMATION AND REPORTS OF EQUALNET PARTIES. If so requested by Sellers, upon reasonable prior notice, each EqualNet Party shall cause its officers, directors and representatives to meet with Sellers' officers, directors or representatives at EqualNet's offices for the purpose of permitting such officers, directors and representatives of Sellers to ask questions of, and receive answers to such questions from, such officers and representatives of such EqualNet Party concerning the business and operations of such EqualNet Party and to obtain any additional information regarding EqualNet to the extent reasonably available. EqualNet shall deliver to Sellers copies of all final reports and final proxy statements filed by EqualNet under the Securities Exchange Act of 1934, as amended, at any time after September 30, 1997 and prior to the Closing Date.

      C. CONFIDENTIALITY. The parties hereto have heretofore entered into a Confidentiality Agreement in connection with the transactions contemplated hereby (as from time to time amended, the "CONFIDENTIALITY AGREEMENT"). During the period through the Closing Date and (in the event for any reason the Closing under this Agreement does not occur) thereafter each party shall keep, and cause its affiliates, employees and representatives to keep, strictly confidential in accordance with the terms of the Confidentiality Agreement, all information of any kind relating to the other parties, their business, assets or operations obtained by such party in connection with this transaction and not otherwise publicly available or learned through third-parties under no confidentiality obligation, whether learned before or after the date hereof, and shall not use any such information for any purposes whatsoever nor disclose any such information to any third party. If this Agreement shall terminate for any reason, each party shall immediately return all documents or other writings received from any other party or copied by such party and shall destroy any other writings containing any of such information.

      D. CONDUCT OF SELLERS' BUSINESS. Subject to (i) orders of the Bankruptcy Court, (ii) the DIP Financing Documents, (iii) applicable duties, obligations and limitations of a debtor in bankruptcy proceedings under the Bankruptcy Code and (iv) Sellers' financial condition and cash availability, from the date hereof up to and including the earlier of the Closing Date or the termination of this Agreement, Sellers will use their reasonable good faith efforts to (x) cause their business to be conducted only in the ordinary course (except that Sellers will have no obligation to solicit or obtain new customers or (except when necessary to operate the Business in the ordinary course) retain personnel) and (y) do, or as the case may be not do the following:

            a. maintain in full force and effect Sellers' insurance policies insofar as they cover any of the Assets;

            b. maintain Sellers' books and records in the manner consistent with past practices and in any event in a commercially reasonable manner;

            c. preserve the Assets intact as well as the present relationships of Sellers with persons having significant relationships therewith;

            d. not sell, lease, transfer or dispose of any Assets (other than the transfers to the SPC specified in Section 9(j));

            e. not terminate any contract, agreement, license or other instrument to which such Seller is a party constituting or relating to the Assets, other than for any such termination in the ordinary course which would not have a material adverse effect on the Assets;

            f. to the extent that failure to do so would have a material adverse effect on the Assets, pay or cause to be paid all post-petition costs and expenses incurred in connection with the operation of Sellers' assets or their bankruptcy proceedings in a timely manner and, to the extent permitted by the Bankruptcy Code, keep all material contracts in full force and effect;

            g. comply with all applicable Legal Requirements except when failure to do so would not have a material adverse effect on the Business or the Assets;

            h. retain all Subscribers in existence on the date of this Agreement; and

            i. not compromise or discount any account receivable except for compromises of billing disputes with Subscribers in the ordinary course of business.

      E. MUTUAL COOPERATION. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder (including, without limitation, the entering of the Sale Order), to assume and assign all agreements necessary for the transfer to Buyer of the Assets, and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

      F. CONSENTS AND PERMITS. Sellers and the EqualNet Parties shall use all reasonable efforts to obtain any consents, approval, permit, order or authorization of any Governmental Entities and other third parties required for the purchase and sale of the Assets and the other transactions contemplated hereby, including all approvals, authorizations, permits and consents specified in Schedules 7(e) and 8(d).

      G. INFORMATION. From and after the date hereof until the Closing Date, (x) Sellers shall keep the EqualNet Parties fully informed with respect to all material developments relating to the Assets and shall promptly comply with any reasonable requests of any EqualNet Party for Sellers to provide it with information with respect to the Assets and (y) the EqualNet Parties shall keep Sellers fully informed with respect to all material developments affecting the EqualNet Parties, their business, assets and or capital stock. Any such information provided by Sellers or the EqualNet Parties shall be true and correct to the best knowledge of the party providing such information.

      H. NON-SOLICITATION. If the Closing does not take place, no EqualNet Party will (i) prior to December 31, 1999, solicit any subscribers of any Seller who were such subscribers on the date hereof or any day prior to the termination of this Agreement, except for solicitations directed to the public at large and not to specific subscribers of Sellers and (ii) prior to February 28, 1998, solicit for employment, consulting or other relevant services any officers or employees of any Seller except with the consent of SA Telecom or solicitations directed to the public at large and not to specific officers or employees of any Seller.

      I. EVIDENCE OF BUYER'S ABILITY TO CLOSE. If so requested by Sellers, Buyer shall promptly furnish to Sellers evidence reasonably satisfactory to Sellers that Buyer has, or on the Closing Date will have, sufficient funds to consummate the transactions contemplated hereby.

      J. ESTABLISHMENT OF SPC. Prior to the Closing Date, if so requested by Buyer (and provided the same can be effected without a material disruption of Sellers' Business and at no material cost to Sellers), Sellers shall, subject to the approval of the Bankruptcy Court, establish a Delaware corporation (the "SPC") to which all Sellers will transfer all carrier identification codes, their Subscriber accounts and all other Assets reasonably specified by Buyer which are necessary to provide services to such Subscribers in connection with such transfer of such carrier identification codes. The shares of the SPC's capital stock shall be allocated among Sellers as agreed to by Sellers so as to reflect their respective contribution of assets to the SPC. Promptly after such transfer to the SPC, each transferor shall give notice thereof to BELLCORE. The SPC shall engage in no business other than holding the carrier identification codes and the Subscriber accounts transferred to it and activities directly incidental thereto and shall incur no indebtedness or liabilities to any Person.

      K. LIENS IN FAVOR OF GREYROCK. Buyer acknowledges that the Assets will be transferred to it subject to the Liens thereon in favor of Greyrock, and Buyer agrees that the Assets will remain subject to such Liens after the Closing Date until payment of the Greyrock Facility assumed by Buyer. Without limiting the generality of the foregoing, Buyer agrees that stock of the SPC, if required to be delivered to Buyer on the Closing Date, will be pledged by it to Greyrock to secure the Greyrock Facility. Buyer further agrees to grant to Greyrock a perfected senior Lien on all accounts receivable arising after the Closing Date generated from Subscribers acquired by Buyer from Sellers, which Lien shall secure all amounts of the Greyrock Facility assumed by Buyer and shall be evidenced by a UCC-1 Financing Statement and Security Agreement containing provisions identical to the Greyrock Facility.

      L. DESIGNATED CONTRACTS. Promptly upon Buyer's request, Sellers shall provide Buyer with true and correct copies of the Designated Contracts.

      M. SCHEDULES. Sellers shall, as soon as practicable but in any event no later than January 23, 1998 deliver to Buyer all Schedules specified in Section 7 or Sections 3(a) and 3(b) to the extent not attached hereto on the date hereof. Buyer shall, within five (5) business days after the delivery of any such Schedule to it, notify Sellers whether Buyer is satisfied with the terms thereof or the information contained therein. The EqualNet Parties shall deliver to Sellers as soon as practicable but in any event no later than January 20, 1998 the schedule of Designated Contracts specified in clause (iv) of Section 3(a). Buyer and Sellers shall co-operate to complete all other Schedules hereto on or before January 23, 1998 (or such later date as shall be agreed to by all parties), which other Schedules shall be satisfactory to all parties hereto. All Schedules attached hereto or delivered by any party pursuant hereto are an integral part of this Agreement.

      Section X. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

      A. BANKRUPTCY COURT APPROVAL. The Payment Order and the Scheduling Order shall have been entered by the Bankruptcy Court and shall contain terms and conditions reasonably satisfactory to Buyer and Sellers. The Bankruptcy Court shall have entered an order (the "SALE ORDER") approving the transactions contemplated by this Agreement, any motion for rehearing or reconsideration of the Sale Order shall have been denied, the time allowed for appeals of the Sale Order shall have expired without appeals being taken or if the Sale Order shall have been appealed, no stay thereof shall be in effect. The Sale Order shall provide that (i) this Agreement and the transactions contemplated herein are approved; (ii) the transfer of the Assets by Sellers to Buyer will be a legal, valid and effective transfer of the Assets notwithstanding any requirement for approval or consent by any Person; (iii) the Sellers have good and valid title to the Assets and such title shall be transferred to Buyer or its designees free of (x) all Liens and claims, other than Permitted Liens, and (y) all rights or options to effect any forfeiture, modification or termination of Sellers' or Buyer's interest in the Assets by reason of such transfer, and any such Liens or claims which existed prior to the sale of the Assets shall attach to the Consideration paid to the Sellers; (iv) Buyer is purchasing the Assets in good faith within the meaning of ? 363(m) of the Bankruptcy Code; (v) the consideration to be paid by Buyer for the Assets is fair and reasonable; (vi) there exist exigent business reasons for the sale of the Assets contemplated hereby; (vii) such sale is in the best interests of the Sellers' estates, their creditors and equity security holders; (viii) there has been proper and adequate notice given to all parties required by law to receive notice of the sale; (ix) the Assets have been adequately marketed and will lose value absent a sale; (x) the requirements of ? 363 of the Bankruptcy Code have been met; (xi) provided a plan of reorganization for Sellers is confirmed in the Bankruptcy Cases, the issuance and sale of the Preferred Shares is exempt from registration under the Securities Act and all applicable state securities laws pursuant to Section 1145 of the Bankruptcy Code and neither Buyer nor EqualNet shall be deemed to be a successor to the Sellers for any purpose, including claims arising out of the Employee Benefit Plans, other than ?1145 of the Bankruptcy Code; and (xii) in accordance with Sections 1146(c) and 105(a) of the Bankruptcy Code, the transfer of the Assets to Buyer is not subject to taxation under any state or local law imposing a stamp or similar tax on such transfer. The Sale Order shall not impose any material obligations on the EqualNet Parties or Sellers not contemplated herein. Nothing in this Agreement shall preclude Sellers or Buyer from consummating the transactions contemplated herein if Buyer, in its sole discretion, waives the requirement that the Sale Order or any other order shall have become final orders. No notice of such waiver of this or any other condition to Closing need be given except to Sellers, as explicitly required in this Agreement, it being the intention of the parties hereto that Buyer shall be entitled to, and is not waiving, the protection of Section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of final orders.

      B. NO ADVERSE PROCEEDINGS. There shall not be outstanding any injunction, decree or order of any court or Governmental Entity prohibiting the consummation of the transactions contemplated by this Agreement that remains in effect following entry of the Sale Order.

      C. NO CHANGE IN LAW. There shall not have been any action taken or any statute enacted by any Governmental Entity that would render the parties unable to consummate the transactions contemplated hereby or make the transactions contemplated hereby illegal or prohibit the consummation of the transactions contemplated hereby.

      D. GOVERNMENTAL APPROVALS AND CONSENTS. Sellers and the EqualNet Parties shall have obtained all approvals and consents from all Governmental Entities specified in Schedule 10(d).

      E. EXCROW AGREEMENT. The Escrow Agent shall have executed the Escrow Agreement.

      Section XI. CONDITIONS TO OBLIGATIONS OF BUYER. In addition to the conditions set forth in Section 10, the obligation of the EqualNet Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by the EqualNet Parties, on or prior to the Closing Date, of the following conditions:

      A. BANKRUPTCY COURT ORDERS; EVIDENCE OF SERVICE. Sellers shall have delivered to Buyer copies of the Payment Order, the Scheduling Order and the Sale Order and appropriate proof of service demonstrating service of the Scheduling Order in accordance with the terms thereof.

      B. REPRESENTATIONS AND WARRANTIES OF SELLERS. The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on such date, and Sellers shall have delivered to Buyer a certificate dated the Closing Date to such effect, signed by an officer of SA Telecom.

      C. CORPORATE ACTION. At the Closing Sellers shall deliver to Buyer certified copies of board of directors resolutions approving the execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder.

      D. SELLERS' PERFORMANCE. Each of the obligations of Sellers to be performed on or before the Closing Date, pursuant to the terms of this Agreement shall have been duly performed in all material respects by the Closing Date.

      E. INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, each Seller shall have delivered to Buyer a bill of sale in form and substance reasonably satisfactory to Buyer and consistent with the terms hereof, as well as such other instruments of assignment, conveyance and transfer as Buyer shall reasonably require.

      F. MATERIAL CONSENTS. The EqualNet Parties shall have obtained the third-party consents listed on Schedule 11(f) hereto.

      G. ESCROW AGREEMENT. Sellers shall have executed the Escrow Agreement.

      H. SELLERS' REVENUE AMOUNT CERTIFICATE. SA Telecom shall have delivered the Sellers' Revenue Amount Certificate to Buyer.

      I. PRE-CLOSING MONTHLY MINUTES CERTIFICATE. SA Telecom shall have delivered to Buyer a certificate as to the Adjusted Pre-Closing Monthly Minutes.

      J. ADDITIONAL MATTERS. Buyer shall have received such additional documents, instruments or items of information reasonably requested by it from Sellers in respect of any aspect of the transactions contemplated hereby. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to herein shall be reasonably satisfactory in form and substance to Buyer and its counsel.

      K. Buyer shall have received all Schedules to this Agreement and shall be satisfied with the information set forth therein.

      L. SPC. If so requested by Buyer at least ten days prior to the Closing Date, the SPC shall have been established and all assets required to be transferred thereto pursuant to Section 9(j), to the extent assignable, shall have been so transferred, and Buyer shall have received stock certificates, duly endorsed by the registered owners thereof, representing all shares of the capital stock of the SPC.

      M. NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change after the date hereof in the Assets, Business or operations of Sellers, taken as a whole, and Sellers shall have delivered to Buyer a certificate dated the Closing Date and signed by an officer of SA Telecom to such effect and further certifying that since the date of this Agreement Sellers have caused their business to be conducted only in the ordinary course (which certificate may be qualified as being to the best knowledge and belief of such officer).

      Section XII. CONDITIONS TO OBLITGATIONS OF SELLERS. In addition to the conditions set forth in Section 10, the obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment, or the waiver by Sellers, on or prior to the Closing Date of the following conditions:

      A. REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of each EqualNet Party contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on such date, and the EqualNet Parties shall have delivered to Sellers a certificate dated the Closing Date to such effect, signed by an officer of Buyer.

      B. CORPORATE ACTION. At the Closing the EqualNet Parties shall deliver to Sellers certified copies of board of director resolutions approving the execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance of the Preferred Shares to Sellers and the transactions contemplated hereunder and thereunder.

      C. EQUALNET PARTIES' PERFORMANCE. Each of the obligations of the EqualNet Parties to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects by the Closing Date.

      D. MATERIAL CONSENTS. Sellers shall have obtained the third-party consents listed on Schedule 12(d) hereto.

      E. ESCROW AGREEMENT. The EqualNet Parties shall have executed the Escrow Agreement.

      F. PREFERRED STOCK PROVISIONS. The terms of the Preferred Stock Provisions shall be consistent with the terms of Section 3(d) and Exhibit A and shall otherwise be reasonably acceptable to Sellers.

      G. CONDISERATION. The EqualNet Parties shall have paid and delivered the Consideration (other than the Escrowed Shares) to or for the account of Sellers and shall have delivered the Escrowed Shares to the Escrow Agent.

      H. DISCHARGE OF WILLIS GROUP DIP FINANCING. To the extent that the Willis Group DIP Financing exists, the Willis Group shall have delivered to Sellers written confirmation that Buyer has paid and discharged all obligations of Sellers in respect of the Willis Group DIP Financing.

      I. ADDITIONAL MATTERS. Sellers shall have received such additional documents, instruments or items of information reasonably requested by them in respect of any aspect of the transactions contemplated hereby. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to herein shall be reasonably satisfactory in form and substance to Sellers and their counsel.

      J. NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the financial condition or results of operations of EqualNet from that reflected in its financial statements at and for the period ending September 30, 1997.

      Section XIII. TERMINATION

      A. TERMINATION. This Agreement may be terminated by written notice at any time:

            1. by mutual consent of the EqualNet Parties and Sellers;

            2. by either the EqualNet Parties or Sellers if there shall be in effect a final nonappealable order of a court of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            3. by either the EqualNet Parties or Sellers (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within fifteen (15) days following written notice (which shall state that it is a "Notice of Default") to the party committing such breach or which breach, by its nature, cannot be cured prior to the Closing, and which breach, individually or together with all other such breaches, would have a material adverse effect on the Assets or Sellers' ability to consummate the transactions contemplated hereby, in the case of breaches by Sellers, or a material adverse effect on the EqualNet Parties' ability to consummate the transactions contemplated hereby or the value of the Preferred Shares, in the case of breaches by an EqualNet Party;

             4. by either the EqualNet Parties or Sellers (provided that the terminating party is not then in material breach of any representation, warranty, covenant or the agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within fifteen (15) days following receipt by the breaching party of written notice of such breach from the other party hereto, which notice shall state that it is a "Notice of Default";

             5. by any party (unless such party is in default under this Agreement) if the Sale Order is not entered on or before February 16, 1998 or if the Closing does not occur on or before February 28, 1998;

             6. upon entry of an order of the Bankruptcy Court approving the sale of all or a material portion of the Assets to a Person other than Buyer or its Designees; or

             7. pursuant to an order of the Bankruptcy Court.

      B. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 13(a), this Agreement, other than the provisions of this Section 13 and Sections 9(c), 9(h), 14(b), 17 and 18 and, to the extent applicable, Section 16, shall forthwith become wholly void and of no further force and effect; PROVIDED, HOWEVER, that the termination of this Agreement shall not relieve any party hereto from any liability hereunder which accrued prior to such termination.

      C. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other right or the seeking of any other remedies against any other party hereto.

      D. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the EqualNet Parties on the one hand, and the Sellers on the other, would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that each shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and/or the remedy of specific performance hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

      Section XIV. BREAK-UP PROVISIONS AND BIDDING PROCEDURE.

      A. UPSET PRICE. Sellers shall be entitled to solicit higher and better offers for the Business and the Assets from third parties, provided that (i) Sellers shall require that any such offer for the Assets have a fair market value (including the amount of Sellers' liabilities to be assumed) at least $500,000 greater than the fair market value of the sum of the Consideration and the Assumed Liabilities (the "UPSET PRICE") and (ii) Sellers shall not sell the Assets to any Person whose offer, as determined jointly by Sellers and the Creditors' Committee, with the approval of the Bankruptcy Court, does not have a fair market value at least equal to the Upset Price.

      B. PAYMENT OF BREAK-UP FEE AND REIMBURSEMENT OF EXPENSES. If, following the execution of this Agreement by all parties hereto, any third party or parties (other than Buyer or its affiliates) acquire, for consideration other than the cancellation of indebtedness or the extension of trade credit terms by vendors, 50% or more of, or 50% or more of an interest in, the Assets or equity in Sellers (the "OTHER ACQUISITION"), whether such Other Acquisition is accomplished by means of an asset sale, stock sale, merger, consolidation, reorganization or other business combination, and regardless of whether such Other Acquisition is accomplished pursuant to a plan of reorganization in the Bankruptcy Cases or a sale pursuant to section 363(b) of the Bankruptcy Code, then upon the closing of such Other Acquisition (or upon the effective date of a plan of reorganization for Sellers in the Bankruptcy Cases accomplishing the same), Sellers shall (i) reimburse the EqualNet Parties for up to $100,000 of the EqualNet Parties' aggregate expenses (including reasonable attorneys' fees) incurred by them in connection with the transactions contemplated hereby (the "SALE EXPENSE REIMBURSEMENT"), and (ii) pay to Buyer a fee of $300,000 (the "BREAK-UP FEE"). If by February 13, 1998, a sale hearing pursuant to section 363(b) of the Bankruptcy Code has not been held and concluded by the Bankruptcy Court, then Sellers shall reimburse the EqualNet Parties for up to $100,000 of the aggregate expenses (including reasonable attorneys' fees) incurred by them in connection with the transactions contemplated hereby (the "RESTRUCTURING EXPENSE REIMBURSEMENT", and collectively with the Sale Expense Reimbursement, the "EXPENSE REIMBURSEMENTS"). If due and payable in accordance with the terms hereof, Sellers shall pay the EqualNet Parties the approved Restructuring Expense Reimbursement on March 31, 1998. To the extent of any inconsistency between the foregoing provisions of this Section 14(b) and the Payment Order, the Payment Order shall prevail; provided, HOWEVER, that notwithstanding the foregoing provisions of this Section 14(b), Buyer shall not be entitled to the Break-Up Fee or Expense Reimbursement (i) if this Agreement is terminated by Sellers pursuant to clause (iii) or (iv) of Section 13(a) prior to the approval by the Bankruptcy Court of an Other Transaction, (ii) if Buyer breaches its covenants contained in Section 9(i) or (iii) if Buyer fails to purchase the Assets on the Closing Date notwithstanding the satisfaction of all conditions specified in Sections 10, 11 and 12 to Buyer's obligation to do so.

      Section XV. ADDITIONAL POST-CLOSING COVENANTS.

      A. FURTHER ASSURANCES. From and after the Closing Date, from time to time, at Buyer's request and expense, Sellers will execute and deliver such other instruments and take such other action as Buyer may reasonably request to more effectively put Buyer in possession and control of all or any part of the Assets and confirm its title thereto.

      B. BENEFITS UNDER UNASSIGNABLE CONTRACTS. If a consent of a third party which is required in order to assign any Asset (or claim, right or benefit arising thereunder or resulting therefrom) is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Sellers to convey their interest in question to Buyer, Sellers will cooperate with Buyer and use reasonable efforts in any lawful arrangement to provide that Buyer shall receive Sellers' interest in the benefits of such Asset. If any consent or waiver is not obtained before the Closing Date and the Closing is nevertheless consummated, Sellers agree to continue to use their reasonable efforts for a period of 90 days after the Closing to obtain all such consents as have not been obtained prior to such date.

      C. USE OF SELLERS' PREMISES. Buyer shall remove all Assets at its sole expense as soon after the Closing as possible but shall have the option to use all or some of the premises under lease to Sellers for a period of up to 60 days after the Closing in order to facilitate the sale and transfer of the Assets (the "DESIGNATED PREMISES"). At least three (3) days prior to Closing, Buyer shall notify Sellers in writing of those premises it intends to utilize subsequent to the Closing and for what period of time. Buyer shall pay to Sellers use and occupancy, calculated on a per diem basis, so as to pay those monetary obligations Sellers may incur under Section 365(d)(3) of the Bankruptcy Code in respect of such Designated Premises. Sellers agree to timely move to extend their time to assume or reject the leases for the Designated Premises upon timely request of Buyer and to use reasonable good faith efforts to obtain an extension of its time to assume or reject said leases. In no event will Sellers be required by this Section to assume any lease. To the extent Sellers' ability to comply with this Section 15(a) is conditioned by the Bankruptcy Court upon assumption of one or more leases, then Sellers shall be excused from complying with this Section unless such leases constitute Designated Contracts.

      D. RECORDS. Buyer covenants and agrees that following the Closing it shall
1. hold, maintain and preserve for a period of at least four (4) years all books and records and other documents and materials relating to the assets, properties, business and operations of Sellers included in the Assets and transferred to Buyer pursuant hereto and shall not destroy or discard any such books, records, documents or materials without at least thirty (30) days prior notice to the Sellers and in no event until the Bankruptcy Cases are concluded and 2. allow Sellers and their employees, accountants and agents access to such books, records, documents, material and personnel, and (at Sellers' expense) permit Sellers to make copies of or extracts from such books, records and documents, for valid purposes, upon reasonable advance notice during normal business hours and (iii) direct Buyer's employees to assist Sellers in obtaining access to or copies of such books, records and documents. Such access shall include the right to examine and make extracts or copies of any such books, records, documents or materials and, if deemed necessary by counsel for Sellers, the right to have the originals thereof delivered to and held by such counsel during the pendency of the Bankruptcy proceedings.

      E. SELLERS' EMPLOYEES. Buyer may, but shall not be required to, offer employment to or employ any employees or officers of Sellers as Buyer shall determine in its sole discretion on such terms and conditions as Buyer shall determine in its sole discretion. Sellers agree to use their reasonable efforts to cause their employees and officers who have received offers of employment from Buyer to accept such offers of employment. In the event that Buyer employs any officer or employee of Sellers, Sellers shall provide Buyer with such information in respect of such individuals as Buyer reasonably may request, including, without limitation, personnel files and other records. Buyer shall not have any liability in respect of any officers or employees of Sellers, whether employed by Buyer or not, resulting from such officers' and employees' termination of employment with Sellers, including, without limitation, any liability under the Worker Adjustment and Retraining Notification Act, on account of severance benefits, bonuses, vacation time or pay or incentive programs of any type, nor shall Buyer acquire any obligation under any contract, Employee Benefit Plan or other agreement or arrangement of Sellers with respect to any officer or employee or former officer employee of Sellers, except to the extent such liability is an Assumed Liability.

      Section XVI. INDEMNIFICATION AND RELATED MATTERS

      (a) INDEMNIFICATION BY SELLERS. Subject to the provisions of this Section 16 and if (but only if) the Closing is consummated, Sellers agree, jointly and severally, to indemnify and hold each EqualNet Party and its officers, directors, employees and agents (collectively, the "BUYER INDEMNIFIED PARTIES") harmless from and against all Damages resulting from or arising out of:

            (i) any breach of Sellers' representations and warranties set forth in Sections 7(a), 7(b), 7(c), 7(f), 7(h), 7(i), 7(j), 7(m), 7(o), 7(p) and
      7(q); and/or

            (ii) the Excluded Liabilities.

      (b) DETERMINATION OF DAMAGES AND RELATED MATTERS. Subject to the provisions of this Section 16 and if (but only if) the Closing is consummated, the EqualNet Parties agree, jointly and severally, to indemnify and hold Sellers and their respective officers, directors, employees and agents (collectively, the "SELLER INDEMNIFIED PARTIES") harmless from and against all Damages resulting from or arising out of:

            (i) a breach of any EqualNet Party's representations and warranties set forth in sections 8(a), 8(b), 8(e), 8(g), 8(h) and 8(i); and/or

            (ii) the Assumed Liabilities.

      (c) DETERMINATION OF DAMAGES AND RELATED MATTERS. In calculating any amounts payable pursuant to paragraphs (a) and (b) above, Sellers or the EqualNet Parties, as the case may be, shall receive credit for (a) any tax benefit allowable as a result of the facts giving rise to the claim for indemnification, and (b) any insurance recoveries, and no amount shall be included for the EqualNet Parties' or Sellers', as the case may be, special, consequential or punitive damages. Sellers and the EqualNet Parties agree that, except as specifically set forth in this Agreement (including the Schedules and Exhibits hereto), no party to this Agreement (including its respective representatives) has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement, including in the case of Sellers and their respective representatives, any representation or warranty, express or implied (written or oral), as to the accuracy or completeness of any information regarding the Business.

      (d) TERMINATION OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that the representations and warranties made in this Agreement (other than the representations and warranties set forth in Sections 7(a), 7(b), 7(c), 7(f), 7(h), 7(i), 7(j), 7(m), 7(o), 7(p), 7(q), 8(a), 8(b), 8(e), 8(g), 8(h) and 8(i))
shall terminate immediately upon consummation of the Closing or upon the termination of this Agreement pursuant to Section 13, as the case may be, and that Sellers' representations and warranties contained in Sections 7(f), 7(h), 7(i), 7(j), 7(o), 7(p) and 7(q) shall terminate on the earlier of (i) the confirmation of plans of reorganization for Sellers and (ii) the 120th day following the Closing Date. No claim in respect of a breach of any representation or warranty may be made after the termination thereof. However, each party hereto shall remain liable for any breach by such party of any covenant or agreement of such party contained herein.

      (e) NOTICE OF INDEMNIFICATION. In the event any Legal Proceeding shall be threatened or instituted or any claim or demand shall be asserted by any Buyer Indemnified Party entitled to indemnification or any Seller Indemnified Party entitled to indemnification in respect of which payment may be sought under the provisions of this Section 16 or for breach of any of the representations and warranties set forth herein, the Buyer Indemnified Party entitled to indemnification or the Seller Indemnified Party entitled to indemnification seeking indemnification (the "INDEMNITEE") shall promptly cause written notice of the assertion of any such claim of which it has knowledge and which it reasonably believes to be covered by this indemnity to be forwarded to Sellers or Buyer, as the case may be (the "INDEMNITOR"); PROVIDED, HOWEVER, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnitor has actually been prejudiced as a result of such failure. Subject to the foregoing, any notice of a claim by reason of any of the covenants contained in this Agreement shall state specifically the covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

      (f) INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any Legal Proceeding against an Indemnitee by a third party, the Indemnitor shall have the right after the receipt of notice, at its option and at its own expense, to be represented by counsel (which counsel shall be reasonably satisfactory to the Indemnitee) and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any Damages indemnified against hereunder; PROVIDED, HOWEVER, (i) that the Indemnitor exercises such option in writing within 30 days of receipt of notice; and (ii) that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Legal Proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel (reasonably satisfactory to Indemnitor) at the expense of the Indemnitor and control the defense of and settlement of such proceeding; PROVIDED, that the Indemnitor shall nevertheless indemnify the Indemnitee for the full amount of the Damages relating to such proceeding, claim or demand; and PROVIDED, FURTHER, that the Indemnitee shall give the Indemnitor twenty (20) days written notice prior to entering into any such settlement and shall not settle any such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld and which consent shall be deemed to have been granted if the Indemnitor fails to respond to the Indemnitee's properly noticed request for such consent. If the Indemnitee shall settle any such proceeding without the consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Section 16 with respect to any Damages occasioned by such settlement.

      (g) Notwithstanding anything to the contrary contained herein, no Indemnitee shall be entitled to recover any amount from any Indemnitor for breach of such Indemnitor's representations and warranties contained herein (other than the representations and warranties contained in Section 7(m) and 8(i)) unless the aggregate Damages incurred by the Indemnitee for breach of the Indemnitor's representations and warranties contained herein exceed $75,000, and then the Indemnitee shall only be entitled to recover the amount of such excess. The foregoing limitation shall not apply to a breach of the representations and warranties contained in Section 7(m) or 8(i) or to a claim for breach of any covenant or agreement of any party contained herein, for failure by Buyer to pay any Assumed Liabilities or for any Damages incurred by the EqualNet Parties in respect of Excluded Liabilities.

      (h) EXCLUSIVE REMEDY. The exclusive remedy available to a party hereto in respect of the matters covered by Section 16(a) or 16(b) shall be to proceed in the manner and subject to the limitations contained in this Section 16.

      Section XVII. GOVERNING LAW; SUBMISSION TO JURISDICTION

      A. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF WHICH WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION APPLICABLE TO THIS AGREEMENT.

      B. ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH SELLER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, AND EACH EQUALNET PARTY HEREBY ACCEPTS FOR ITSELF, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT WITH REGARD TO ALL SUCH ACTIONS OR PROCEEDINGS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE BANKRUPTCY COURT.

      Section XVIII. MISCELLANEOUS

      A. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing (including facsimile transmission) and shall be deemed to have been duly given when received if delivered in person or by courier, or facsimile transmission or mailed by certified or registered mail, postage prepaid: If to any Seller:

      c/o SA Telecommunications, Inc.
      1600 Promenade Center, 15th Floor
      Richardson, Texas 75080
      Fax No. 972-889-1543
              972-690-5925
      Attention: Albert B. Gordon, Jr.

WITH COPIES TO:

      White & Case LLP
      1155 Avenue of the Americas
      New York, New York 10036
      Fax No. 212-354-8113
      Attention:  Andrew DeNatale, Esq.

IF TO ANY EQUALNET PARTY:

      c/o EqualNet Holding Corp.
      1250 Wood Branch Park Drive
      Houston, Texas  77079
      Fax No. 281-529-4650
      Attention:  Mr. Michael L. Hlinak

WITH COPIES TO:

      Weil Gotshal & Manges LLP
      700 Louisiana, Suite 1600
      Houston, Texas  77002
      Fax No. 713-224-9511
      Attention:  W. Robert Shearer, Esq.

      Copies of all notices given by any party hereunder shall be sent to counsel for the Creditors' Committee, addressed as follows (but failure to send such copy shall not affect the validity of any such notices):

      Kelley, Drye & Warren, LLP
      101 Park Avenue
      New York, New York
      Fax No. 212-808-7897
      Attention:  Mark I. Bane, Esq.

      Any party may, by written notice to the other parties, change the address to which notices to such party are to be delivered or mailed.

      B. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Confidentiality Agreement, the Escrow Agreement, the other Transaction Documents and the other agreements referred to herein and entered into in connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof between Sellers and the EqualNet Parties, including the Letter of Intent. No representation, promise, inducement or statement of intention has been made by Sellers or the EqualNet Parties that is not embodied in this Agreement or any of the other agreements referred to herein and entered into in connection herewith, the Exhibits or Schedules hereto, or the written statements, certificates or other documents delivered pursuant hereto, and neither Sellers nor the EqualNet Parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein. This Agreement may be amended or modified only by a written instrument executed by the EqualNet Parties and Sellers or by their successors and assigns.

      C. PRESS RELEASES. Neither Sellers nor the EqualNet Parties shall issue any press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by Sellers and the EqualNet Parties; PROVIDED, HOWEVER, that notwithstanding the foregoing, Sellers and the EqualNet Parties shall be permitted, upon prior notice to the other party, to make such disclosures to the public, customers, employees, carriers or other providers of wholesale telephone services or Governmental Entities, including filings with the Bankruptcy Court, as they or their respective counsel shall deem necessary to maintain existing commercial relationships or comply with, or prevent violation of, applicable laws.

      D. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Sellers and the EqualNet Parties. Except as provided in Section 3(l), neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party hereto.

      E. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person or entity other than the parties hereto and their successors and assigns, any rights or remedies hereunder and all third-party beneficiary rights are hereby expressly disclaimed.

      F. WAIVERS. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

      G. SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

      H. EXPENSES. Except as otherwise expressly provided in this Agreement or the Escrow Agreement and regardless of whether the actions contemplated in this Agreement are consummated, each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants, financial advisors and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that in any litigation to enforce the terms of this Agreement the prevailing party shall be entitled to recover from the losing party the legal fees and expenses incurred by the prevailing party in such litigation.

      I. NO RECOURSE. Notwithstanding any provision of this Agreement, each of the EqualNet Parties, on the one hand, and the Sellers, on the other hand, agree that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer or director of the other party or parties or (except as provided in Section 18(j)) stockholder of such other party or parties in connection with or arising out of this Agreement or the transactions contemplated hereby.

      J. GUARANTY BY EQUALNET. EqualNet hereby guaranties the due and punctual payment and performance by Buyer of all Buyer's obligations hereunder and under any Transaction Document to which Buyer is a party.

      K. COURTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                              BUYER:

                              EQUALNET CORPORATION

                              By______________________

                                Name:
                                Title:

                              EQUALNET:

                              EQUALNET HOLDING CORP.

                              By______________________

                                Name:
                                Title:

                              SELLERS:

                              SA TELECOMMUNICATIONS, INC.
                              ADDTEL COMMUNICATIONS, INC.
                              LONG DISTANCE NETWORK, INC.
                              NORTH AMERICAN TELECOMMUNICATIONS CORPORATION U.S. COMMUNICATIONS, INC.
                              SOUTHWEST LONG DISTANCE NETWORK, INC.
                              UNIQUEST COMMUNICATIONS, INC.,
                              Debtors and Debtors-in-possession

                              By______________________

                                Name:
                                Title:

                                                                       EXHIBIT A

                       SUMMARY OF TERMS OF PREFERRED STOCK

Dividend rate:         $2.00 per share per annum when, as and if declared
                       by the Board of Directors out of funds legally available for the payment of dividends, payable "in kind" or cash at EqualNet's sole discretion.

Liquidation Preference
Amount:                       $27.50 per share.

Redemption at the
Company's option:       The Preferred Stock may be redeemed by
                        EqualNet as a whole or in part at any time on not less than 30 nor more than 60 days' prior notice, beginning on the one year anniversary of the date of issuance of the Preferred
                        Stock, except that the Preferred Stock may be called prior to that date at such time as the Common Stock of EqualNet shall have traded at 125% or more of $2.75 (unless adjusted in accordance with the definition of the term
                        "Conversion Rate") for at least 20 of 30 trading days. The redemption price per share for the twelve-month periods beginning on the Closing Date and on each anniversary thereof of each year set below will be:

                                   YEAR
                                   ----
                    REDEMPTION
                    ----------
PRICE PER SHARE
---------------
                                   1998
                     $28.875

                                   1999

                     28.1875

                              2000 and
                                   thereafter         27.50

Rank: Prior to the Common Stock and junior to the Series A Preferred Stock to be issued in connection with the transactions among EqualNet, the Willis Group and MCM Partners.

                                                                SCHEDULE 3(B)(X)

                           EXCLUDED BOOKS AND RECORDS

1.    All of Sellers' tax returns and related records.

2. All of Sellers' corporate records, including, without limitation, minutes, the stock ledger and the minute books.

3. Any of Sellers' books and records relating to liabilities that are not Assumed Liabilities or assets that are not Assets.

4. General ledger and related information supporting Sellers' financial statements.

5.    Corporate seal.

6.    Business plans and financial projections of Sellers.

                                    AMENDMENT

                           dated as of March 10, 1998

                                       to

                               PURCHASE AGREEMENT

                          dated as of January 15, 1998

            WHEREAS, EqualNet Corporation, a Delaware corporation ("BUYER"), EqualNet Holding Corp., a Texas Corporation ("EQUALNET"), and SA Telecommunications, Inc., a Delaware corporation ("SA TELECOM"), and its subsidiaries named as Sellers on the signature pages hereto (SA Telecom and such subsidiaries collectively, "SELLERS") are parties to a Purchase Agreement dated as of January 15, 1998 (the "PURCHASE AGREEMENT," capitalized terms used but not defined herein having the meaning specified in the Purchase Agreement) pursuant to which Buyer agreed to purchase from Sellers, and Sellers agreed to sell to Buyer, on the terms and conditions set forth therein, the assets of Sellers specified therein (the "ASSETS");

            WHEREAS, on March 4, 1998, Sellers conducted an auction of their assets (the "AUCTION") pursuant to a Second Amended Order (i) Authorizing and Scheduling Auction at Which the Sellers May Sell Substantially All Their Assets Free And Clean Of All Liens, Claims, and Encumbrances; (ii) Approving Proposed Auction Procedures; (iii) Scheduling Hearing and Objections Deadline on Motion of Debtors to Sell Assets; and (iv) Approving Notice and Service of the Sale approval Motion (the "AMENDED SCHEDULING ORDER"), which Amended Scheduling Order was entered by the Bankruptcy Court on February 23, 1998;

            WHEREAS, at the Auction Buyer enhanced its offer contained in the Purchase Agreement for the Assets;

            WHEREAS, the Buyer's offer, as so enhanced, was determined by Sellers and the Creditors' Committee to be the highest and best offer for the Assets; and

             WHEREAS, Buyer has agreed to provide Sellers with a debtor-in-possession financing in the amount of $1,500,000, available commencing no later than March 10, 1998, on the terms and conditions set forth in the Stipulation dated as of March 10, 1998, among Sellers, Buyer and Greyrock, subject to the approval by the Bankruptcy Court of the sale of the Assets to Buyer pursuant to the Purchase Agreement as modified hereby;

            WHERAS, Sellers, Buyer and EqualNet wish to Amend the Purchase Agreement to reflect said enhancement of Buyer's offer and to clarify other matters;

            NOW, THEREFORE, Buyer, EqualNet and Sellers hereby agree as follows:

            1. The definitions of the terms "Adjusted Pre-Closing Monthly Minute", "Pre-Closing Monthly Minutes", "Post-Closing Monthly Minutes", "Closing Date Market Value", "Billable Minute" "Escrow Agreement", "Escrowed Shares", and "Willis Group" contained in Section 1 of the Purchase Agreement are hereby deleted.

            2. The definition of the term "Conversion Rate" set forth in Section 1 of the Purchase Agreement is amended to read in its entirety as follows:

            "'CONVERSION RATE' shall mean the number of shares of Common Stock that the holder of Preferred Shares shall receive upon conversion of one Preferred Share. Subject to adjustment as set forth in the Preferred Stock Provisions for the effect of dilutive and concentrative events affecting the Common Stock, one Preferred Share shall be convertible into ten shares of Common Stock."

            3. There is inserted the following new definitions in Section 1 of the Purchase Agreement, in appropriate alphabetical sequence:

            "'EQUALNET DIP FINANCING' shall mean the debtor-in-possession financing in the principal amount of $1,500,000 provided or to be provided by EqualNet to Sellers."

All references in the Purchase Agreement to the "Willis Group DIP Financing" shall be to the EqualNet DIP Financing and all references in the Purchase Agreement to the "Willis Group" shall be to EqualNet.

            4. The definition of the term "Revenue Amount" set forth in Section 1 of the Purchase Agreement is amended to read it its entirety as follows:

            "REVENUE AMOUNT" shall mean the gross revenue of Sellers, determined in accordance with GAAP, during the months of December 1997 and January 1998; provided, however, that if the gross revenue of Sellers during the month of February 1998 is less than 92% of the average monthly gross revenue of Sellers during the months of December 1997 and January 1998, then "Revenue Amount" shall mean the gross revenue of Sellers, determined in accordance with GAAP, during the months of January and February 1998."

            5. Section 3(d) of the Purchase Agreement is amended by adding the following new sentence at the end thereof:

      "If on the Closing Date the amount of principal and interest owing by Sellers in respect of the EqualNet DIP Financing is less than $1,500,000 (the amount by which it is less herein called the "AVAILABLE EQUALNET DIP AMOUNT") , then (i) an amount equal to the lesser of (x) $300,000 or (y) the Available EqualNet DIP Amount shall be applied by Sellers to the repayment of the Greyrock Financing and (ii) EqualNet shall issue to SA Telecom, as agent for Sellers, a promissory note in an amount equal to the amount specified in clause (i) above, which promissory note (x) shall bear interest at the rate of 10% per annum, payable quarterly on the last day of each calender quarter and at maturity, (y) shall mature on the first anniversary of the issuance thereof and (z) after the payment in full of the Greyrock Financing, shall be prepaid on the last day of each calender quarter by an amount equal to 25% of the original principal amount of such promissory note (but the entire outstanding balance of such promissory note and all accrued interest thereon shall, in any event, be due and payable on the first anniversary of the issuance date thereof). The amount applied to the payment of the Greyrock Financing pursuant to clause (i) of the preceding sentence shall be in addition to the payment required to be made by Sellers to Greyrock pursuant to Section 9(n)."

            6. All references in the Purchase Agreement to "Scheduling Order" shall be to the Amended Scheduling Order.

            7. Clause (i) of Section 4(b) of the Purchase Agreement is amended to read in its entirety as follows:

      "(i) Buyer shall pay the cash portion of the Consideration by a wire transfer in immediately available funds to such account or accounts as SA Telecom, as agent for Sellers, shall specify by a notice in writing to Buyer at least two business days prior to the Closing Date;"

            8. Sections 4(d) and 5(b) and the last sentence of Section 5(a)(v) of the Purchase Agreement are hereby deleted.

            9. Section 5(a) of the Purchase Agreement is amended by deleting the words "fifteen days after the Closing Date" set forth therein and substituting therefor the words "April 1, 1998."

            10. The third sentence of Section 8(b) of the Purchase Agreement is amended to read as follows:

      "No other corporate proceedings on the part of any EqualNet Party, other than the approval of the shareholders of EqualNet, are necessary to authorize this Agreement, the other Transaction Documents, the issuance of the Preferred Shares to Sellers pursuant hereto or the transactions contemplated herein or therein."

            11. Section 9 of the Purchase Agreement is amended by adding the following new paragraph (n) at the end thereof:

            "(n) GREYROCK OVERADVANCES. On the Closing Date the Sellers shall pay to Greyrock, for application to the Greyrock Financing, an amount equal to the lesser of (i) the Post-Petition Overadvances or (ii) $73,969. Such payment shall be in addition to the payment, if any, on the Greyrock Financing required to be made pursuant to the penultimate sentence of
      Section 3(d)."

            12. Sections 10(e), 11(g), 11(i) and 12(e) of the Purchase Agreement are hereby deleted.

            13. Section 11 of the Purchase Agreement is hereby amended by adding the following new paragraph (n) at the end thereof:

            "(n) SHAREHOLDER APPROVAL The shareholders of EqualNet shall have approved the transactions contemplated by this Agreement."

            14." \* MERGEFORMAT 14. Section 12 of the Purchase Agreement is amended by adding at the end thereof the following new paragraph (k):

            "(k) EQUALNET DIP FINANCING. Buyer shall have provided to Sellers the EqualNet DIP Financing."

            15. Clause (v) of Section 13(a) is amended to read as follows: "(v) by any party (unless such party is in default under this Agreement) if the Sale Order is not entered on or before March 13, 1998 or if the Closing does not occur on or before May 31, 1998."

            16. Section 14(b) of the Purchase Agreement is amended by (a) changing the dates "February 13, 1998" and "March 31, 1998" set forth therein to, respectively, "March 13, 1998" and "May 31, 1998"; and (b) adding the following new clause (iv) to the proviso at the end of said paragraph 14(b):

            "or (iv) if Buyer fails to purchase the Assets because the conditions specified in Sections 10(d) or 11(n) are not satisfied or Sellers refuse to sell the Assets to Buyer because the condition specified in Section 12(k) is not satisfied."

            17. Exhibit B to the Purchase Agreement is hereby deleted.

            18. Provided that Sellers turn over to the EqualNet Parties operational control of Sellers' business on or before March 17, 1998 pursuant to a Management and Services Agreement to be entered into by Sellers and the EqualNet Parties, all Operating Losses and Operating Income (as such terms are defined in such Management and Services Agreement) of Sellers accruing on or after April 1, 1998, and until the Closing Date, shall be for the account of Buyer. Buyer shall pay to Sellers or shall reimburse Sellers for the amount of any such Operating Losses, and Sellers shall pay to Buyer the amount of any such Operating Income, all in accordance with the terms of said Management and Services Agreement. Any such payment by Buyer shall be in addition to the Consideration to be paid by Buyer for the Assets pursuant to Section 3(d) of the Purchase Agreement.

            19. The Sellers have been advised by the EqualNet Parties that in connection with the solicitation of the consent of EqualNet's shareholders to the transactions contemplated by the Purchase Agreement, an audit of Sellers' financial statements may be required. In the event such audit is required, Sellers shall permit an accounting firm selected by the EqualNet Parties to conduct such audit, at the sole cost and expense of the EqualNet Parties, and shall cooperate fully with such accounting firm in its performance of such audit.

            20. Except as amended hereby, the Purchase agreement and the respective rights and obligations of the parties thereunder, shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    BUYER:

                                    EQUALNET CORPORATION

                                    By:
                                    Name:
                                    Title:

                                    EQUALNET:

                                    EQUALNET HOLDING CORP.

                                    By:
                                    Name:
                                    Title:


                                    SELLERS:

                                    SA TELECOMMUNICATIONS, INC.
                                    ADDTEL COMMUNICATIONS, INC.
                                    LONG DISTANCE NETWORK, INC.
                                    NORTH AMERICAN TELECOMMUNICATIONS
                                       CORPORATION
                                    U.S. COMMUNICATIONS, INC.
                                    SOUTHWEST LONG DISTANCE NETWORK, INC.
                                    UNIQUEST COMMUNICATION, INC.
                                    Debtors and Debtors-in-possession

                                    By:
                                    Name:
                                   Title:

            Willis Group LLC and Mr. Zane Russell (collectively, the "SHAREHOLDERS"), being the holders, collectively, of not less than 51% of the outstanding shares of the common stock of EqualNet Holding Corp., hereby confirm to the Sellers referred to in the foregoing Amendment that the Shareholders will vote their respective shares of EqualNet Holding Corp. stock in favor of the transactions contemplated by the Purchase Agreement referred to in, and as amended by, the foregoing Amendment.

                                    WILLIS GROUP LLC

                                    By:
                                    Name:
                                    Title:

                                    -------------------------------
                                    Zane Russell

                                    AMENDMENT

                            dated as of March 5, 1998

                                       to

                               PURCHASE AGREEMENT

                          dated as of January 15, 1998

            WHEREAS, EqualNet Corporation, a Delaware corporation ("BUYER"), EqualNet Holding Corp., a Texas Corporation ("EQUALNET"), and SA Telecommunications, Inc., a Delaware corporation ("SA TELECOM"), and its subsidiaries named as Sellers on the signature pages hereto (SA Telecom and such subsidiaries collectively, "SELLERS") are parties to a Purchase Agreement dated as of January 15, 1998 (the "PURCHASE AGREEMENT," capitalized terms used but not defined herein having the meaning specified for such terms in the Purchase Agreement) pursuant to which Buyer agreed to purchase from Sellers, and Sellers agreed to sell to Buyer, on the terms and conditions set forth therein, the assets of Seller specified therein (the "ASSETS");

            WHEREAS, on March 4, 1998, Sellers conducted an auction of their assets (the "AUCTION") pursuant to a Second Amended Order (i) Authorizing and Scheduling Auction at Which the Sellers May Sell Substantially All Their Assets Free And Clean Of All Liens, Claims, and Encumbrances; (ii) Approving Proposed Auction Procedures; (iii) Scheduling Hearing and Objections Deadline on Motion of Debtors to Sell Assets; and (iv) Approving Notice and Service of the Sale approval Motion (the "AMENDED SCHEDULING ORDER"), which Amended Scheduling Order was entered by the Bankruptcy Court on February 23, 1998;

            WHEREAS, at the Auction Buyer modified and clarified the terms of its offer contained in the Purchase Agreement to purchase the Assets;

            WHEREAS, the Buyer's offer, as so modified and clarified, was determined by Sellers and the Creditors' Committee to be the highest and best offer for the Assets;

             WHEREAS, Buyer has agreed to provide Sellers with a debtor-in-possession financing in the amount of $1,000,000, available commencing on March 9, 1998 on the terms and conditions set forth in the Stipulation dated March __, 1998, among Sellers, Buyer and Greyrock, subject to the approval by the Bankruptcy Court of the sale of the Assets to Buyer pursuant to the Purchase Agreement as modified hereby;

            WHERAS, Sellers, Buyer and EqualNet wish to Amend the Purchase Agreement to reflect said modification and clarification of Buyer's offer and clarify other matters;

            NOW THEREFORE, Buyer, EqualNet and Sellers hereby agree as follows:

            1. The definitions of the terms "Adjusted Pre-Closing Monthly Minute", "Pre-Closing Monthly Minutes", "Post-Closing Monthly Minutes", "Closing Date Market Value", "Billable Minute" "Escrow Agreement", "Escrowed Shares", and "Willis Group" contained in Section 1 of the Purchase Agreement and all references to said terms in the Purchase Agreement are hereby deleted.

            2. The definition of the term "Conversion Rate" set forth in Section 1 of the Purchase Agreement is amended to read in its entirety as follows:

            "CONVERSION RATE shall mean the number of shares of Common Stock that the holder of Preferred Shares shall receive upon conversion of one Preferred Share. Subject to adjustment as set forth in the Preferred Stock Provisions for the effect of dilutive and concentrative events affecting the Common Stock, one Preferred Share shall be convertible into ten shares of Common Stock."

            3. There is inserted the following new definitions in Section 1 of the Purchase Agreement, in appropriate alphabetical sequence:

                  "EQUALNET DIP FINANCING shall mean the
      debtor-in-possession financing provided or to be provided by Buyer to Sellers."

All references in the Purchase Agreement to the "Willis Group DIP Financing" shall be to the EqualNet DIP Financing and all references in the Purchase Agreement to the "Willis Group" shall be to Buyer.

            4. The definition of the term "Revenue Amount" set forth in Section 1 of the Credit Agreement is amended to read it its entirety as follows:

            "REVENUE AMOUNT" shall mean the gross revenue of Sellers, determined in accordance with GAAP, during the months of December 1997 and January 1998; provided, however, that if the gross revenue of Sellers during the month of February 1998 is less than 92% of the average monthly gross revenue of Sellers during the months of December 1997 and January 1998, then "Revenue Amount" shall mean the gross revenue of Sellers, determine in accordance with GAAP, during the months of January and February 1998.

            5. All references in the Purchase Agreement to "Scheduling Order" shall be to the Amended Scheduling Order.

            6. Clause (i) of Section 4(b) of the Purchase Agreement is amended to read in its entirety as follows:

      "(i) Buyer shall pay the cash portion of the Consideration by a wire transfer in immediately available funds to such account or accounts as SA Telecom, as agent for Sellers, shall specify by a notice in writing to Buyer at least two business days prior to the Closing Date;"

            7. Sections 4(d) and 5(b) and the last sentence of Section 5(a)(v) of the Purchase Agreement are hereby deleted.

            8. Section 5(a) of the Purchase Agreement is amended by deleting the words "fifteen days after the Closing Date" set forth therein and substituting therefor the words "April 1, 1998."

            9. The third sentence of Section 8(b) of the Purchase Agreement is amended to read as follows:

      "No other corporate proceedings on the part of any EqualNet Party, other than the approval of the shareholders of EqualNet, are necessary to authorize this Agreement, the other Transaction Documents, the issuance of the Preferred Shares to Sellers pursuant hereto or the transactions contemplated herein or therein."

            10. Sections 10(e), 11(g), 11(i) and 12(e) of the Purchase Agreement are hereby deleted.

            11. Section 11 of the Purchase Agreement is hereby amended by adding the following new paragraph (n) at the end thereof:

            "(n) SHAREHOLDER APPROVAL The shareholders of EqualNet shall have approved the transactions contemplated by this Agreement."

            12. Section 12 of the Purchase Agreement is amended by adding at the end thereof the following new paragraph (k):

            "(k) EQUALNET DIP FINANCING. Buyer shall have provided to Sellers the EqualNet DIP Financing."

            13. Clause (v) of Section 13(a) is amended to read as follows:

            "(v) by any party (unless such party is in default under this Agreement) if the Sale Order is not entered on or before March 13, 1998 or if the Closing does not occur on or before May 31, 1998."

            14. Section 14(b) of the Purchase Agreement is amended by (a) changing the dates "February 13, 1998" and "March 31, 1998" set forth therein to, respectively, "March 13, 1998" and "May 31, 1998"; and (b) adding the following new clause (iv) to the proviso at the end of said paragraph 14(b):

      "or (iv) if Buyer fails to purchase the Assets because the conditions specified in Sections 10(d), 11(m) or 11(n) are not satisfied or Sellers refuse to sell the Assets to Buyer because the condition specified in
      Section 12(k) is not satisfied."

            15. Exhibit A to the Purchase Agreement (Summary of Terms of Preferred Stock) is amended to provide that the Preferred Stock shall rank as follows:

      "Senior to the Common Stock and the Series A Preferred Stock to be issued in connection with the transaction among EqualNet, the Willis Group and MCM Partners."]

            16. Exhibit B to the Purchase Agreement is hereby deleted.

            17. Provided that Sellers turn over to the EqualNet Partners operational control of Sellers business on or before March 17, 1998 pursuant to a Management and Service Agreement to be entered into by Sellers and the EqualNet Parties, all operating losses of Sellers accruing on or after April 1, 1998 and until the Closing Date shall be for the account of Buyer, and Buyer shall pay, or shall reimburse Sellers for, such operating losses on the Closing Date. Such payment or reimbursement by Buyer shall be in addition to the Consideration to be paid by Buyer for the Assets pursuant to Section 3(d) of the Purchase Agreement.

            18. Except as amended hereby, the Purchase agreement and the respective rights and obligations of the parties thereunder, shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                     BUYER:

                                    EQUALNET CORPORATION



                                       By:
                                      Name:
                                     Title:



                                    EQUALNET:

                                    EQUALNET HOLDING CORP.



                                       By:
                                      Name:
                                     Title:

                                    SELLERS:

                                    SA TELECOMMUNICATIONS, INC.
                                    ADDTEL COMMUNICATIONS, INC.
                                    LONG DISTANCE NETWORK, INC.
                                    NORTH AMERICAN TELECOMMUNICATIONS
                                       CORPORATION
                                    U.S. COMMUNICATIONS, INC.
                                    SOUTHWEST LONG DISTANCE NETWORK, INC.
                                    UNIQUEST COMMUNICATION, INC.
                                    Debtors and Debtors-in-possession



                                       By:
                                      Name:
                                     Title:



            [The Willis Group, LLC] and _____ (the "SHAREHOLDERS"), being the holders, respectively of not less than ___% and ___% of the outstanding shares of the common stock of EqualNet Holding Corp., hereby confirm to the Sellers referred to in the foregoing Amendment that the Shareholders will vote their respective shares of EqualNet Holding Corp. stock in favor of the transactions contemplated by the Purchase Agreement referred to in, and as amended by, the foregoing Amendment.

                                    [THE WILLIS GROUP, LLC]



                                       By:
                                      Name:
                                     Title: